UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MOLSON COORS BREWING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOLSON COORS BREWING COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 25, 2011

The Annual Meeting of Stockholders of Molson Coors Brewing Company will be held at 11:00 a.m. (local time) on May 25, 2011 at the Company’s Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, for the following purposes:

(1)                                  To elect 14 directors;

(2)                                  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

(3)                                  To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)                                  To approve, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s named executive officers; and

(5)                                  To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

In accordance with the bylaws and action of the Board of Directors, stockholders of record at the close of business on March 28, 2011, are entitled to receive notice of the meeting, and to vote at the meeting and any and all adjournments or postponements thereof.

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders, containing instructions on how to access our proxy materials and vote online, on or about April 14, 2011. The Company’s proxy statement and related exhibits accompanying this notice of Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010 can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us.  We urge you to review our proxy materials and promptly cast your vote by telephone, over the Internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided so that your shares will be represented and voted at the Annual Meeting even if you cannot attend.  For more information about how to vote your shares, please see the discussion beginning on page 1 of our proxy statement under the heading “Questions and Answers about the Annual Meeting and Voting.”

Thank you for your interest in our Company. We look forward to seeing you at the Annual Meeting.

By order of the Board of Directors,

/s/ Samuel D. Walker

Samuel D. Walker
Chief Legal Officer and Corporate Secretary

April 14, 2011

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (Board) of Molson Coors Brewing Company, a Delaware corporation (Molson Coors or the Company), for use at the Annual Meeting of Stockholders (Annual Meeting), which will be held at 11:00 a.m. (local time), Wednesday, May 25, 2011 at the Company’s Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, and at any and all adjournments or postponements of that Annual Meeting.

Molson Coors has dual principal executive offices located at 1225 17th Street, Suite 3200, Denver, Colorado, USA 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 25, 2011

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 25, 2010 are available at www.proxyvote.com.

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.     What are the Company’s outstanding voting securities?

The outstanding classes of our voting securities include our Class A common stock, par value $0.01 per share (Class A common stock), and Class B common stock, par value $0.01 per share (Class B common stock). In addition, we have outstanding Special Class A voting stock, par value $0.01 per share (Special Class A stock), and Special Class B voting stock, par value $0.01 per share (Special Class B stock), through which the holders of Class A exchangeable shares and Class B exchangeable shares issued by Molson Coors Canada Inc. (Exchangeco), a Canadian corporation and subsidiary of Molson Coors, may exercise their voting rights with respect to Molson Coors.

Each holder of record of the Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares is entitled to one vote for each share held, without the ability to cumulate votes on the election of directors.

2.              How many shares are outstanding?

At the close of business on March 28, 2011, the record date for the Annual Meeting, there were outstanding 2,583,794 shares of Class A common stock and 162,138,078 shares of Class B common stock, 1 share of Special Class A stock (representing 2,939,789 Class A exchangeable shares) and 1 share of Special Class B stock (representing 19,283,614 Class B exchangeable shares). Only stockholders of record at the close of business on March 28, 2011, are entitled to vote at the Annual Meeting.

3.              What are the Class A exchangeable shares and Class B exchangeable shares?  How do they vote?

The Special Class A stock and the Special Class B stock provide the mechanism for holders of Class A exchangeable shares and Class B exchangeable shares, which are intended to be substantially the economic equivalent of the corresponding class of Molson Coors common stock, to vote with the corresponding class of Molson Coors common stock. The Special Class A stock and Special Class B stock are entitled to one vote for each outstanding Class A exchangeable share and Class B exchangeable share, respectively, excluding shares held by Molson Coors or its subsidiaries, and generally vote together with the Class A common stock and Class B common stock, respectively, on all matters on which the Class A common stock and Class B common stock are entitled to vote. This structure provides voting rights to a holder of the exchangeable shares through a voting trust arrangement. The trustee holder of the Special Class A stock and the Special Class B stock has the right to cast a number of votes equal to the number of then-outstanding Class A exchangeable shares and Class B exchangeable shares, respectively, but will only cast a number of votes equal to the number of Class A exchangeable shares and Class B exchangeable shares as to which it has received voting instructions from the owners of record of those Class A exchangeable shares and Class B exchangeable shares, other than Molson Coors or its subsidiaries, respectively, on the record date.

4.              I am a holder of exchangeable shares; will I receive additional materials?

The exchangeable shares are non-voting (except as required by the provisions attaching to the exchangeable shares or by applicable law) with respect to Exchangeco. Therefore, this proxy statement and the proxy solicitation materials relate solely to Molson Coors. There will not be a separate annual meeting of Exchangeco. You will not receive a notice of an annual meeting of the stockholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the stockholders of Exchangeco.

Because the value of the exchangeable shares, determined through dividend and dissolution entitlements and capital appreciation, is determined by reference to the consolidated financial performance and condition of Molson Coors rather than Exchangeco, information respecting Exchangeco (otherwise than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares.

Holders of exchangeable shares effectively have a participating interest in Molson Coors and not a participating interest in Exchangeco.  It is, therefore, the information relating to Molson Coors that is directly relevant to the holders of exchangeable shares voting in connection with the matters to be transacted at the Annual Meeting.

5.              What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name through either Computershare Trust Company, N.A. (Computershare), for the Class A common stock or the Class B common stock, or CIBC Mellon Trust Company (CIBC Mellon), for the exchangeable shares, you are considered a stockholder of record with respect to those shares.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

6.              How do I attend the Annual Meeting and what do I need to bring?

If you are a stockholder of record, you will be asked to present photo identification, such as a driver’s license, in order for Molson Coors to verify your record ownership of shares.  If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you cast your vote or submit your proxy card.

If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee, as well as photo identification, for admission to the Annual Meeting.  You also may bring your brokerage statement reflecting your ownership as of March 28, 2011 with you.  Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in the response to Question 7.

Please note that cameras, sound or video recording equipment, cellular telephones, blackberries or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

7.              How can I vote at the Annual Meeting if I am a beneficial owner of Class A common stock or Class B common stock?

You should ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy in time, you can follow the procedures described in the response to Question 6 to gain admission to the Annual Meeting. However, you will not be able to vote your shares at the Annual Meeting.

8.              I hold exchangeable shares; how do I vote?  Can I vote in person at the Annual Meeting?

As discussed above, holders of exchangeable shares (other than Molson Coors or its subsidiaries) are entitled to vote at annual meetings of holders of the corresponding classes of Molson Coors common stock through a voting trust arrangement. If you hold Class A exchangeable shares and/or Class B exchangeable shares as of the record date, you may provide voting instructions to CIBC Mellon, as trustee, although your voting instructions must be received no later than 11:59 p.m. EDT on May 22, 2011.  If you do not send instructions by this deadline, the trustee will not be able to vote your Class A exchangeable shares and/or Class B exchangeable shares. You may revoke previously given voting instructions by delivering subsequent voting instructions by mail, Internet or telephone, but in no circumstance, later than 11:59 p.m. EDT on May 22, 2011.

Holders of exchangeable shares cannot vote in person at the Annual Meeting.

9.              I hold shares in my MillerCoors retirement accounts; how do I vote?

We have been advised by MillerCoors LLC, the Company’s joint venture with SABMiller plc (MillerCoors), that according to the trust agreement concerning the MillerCoors LLC Savings and Investment Plan (the MillerCoors Plan), employees holding Molson Coors shares in their retirement plans are entitled to receive proxy materials and vote at the Annual Meeting.  If you participate in the MillerCoors Plan, you may vote the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the record date.  You may provide voting instructions to Fidelity Management Trust Company, as trustee, through its agent, Broadridge Financial Services (Broadridge), by completing and returning the proxy card accompanying your proxy materials.  The trustee will vote your shares in accordance with your duly executed instructions received no later than 5:00 p.m. EDT on May 19, 2011.  If you do not send instructions to Broadridge, the trustee will not be able to vote the share equivalents credited to your account.  You may also revoke previously given voting instructions prior to 5:00 p.m. EDT on May 19, 2011, by submitting to Broadridge, a properly completed and signed proxy card bearing a later date.

10.       What is a quorum?

The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on each matter, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be postponed or adjourned to allow additional time for obtaining the required quorum. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn. Shares held by Molson Coors in treasury do not count toward a quorum.

11.       What different methods can I use to vote?

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a beneficial owner, you will receive a written proxy card or a vote instruction form from your bank or broker.

By Telephone or Internet. All stockholders of record also can vote by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

In Person. All stockholders of record of Class A common stock and Class B common stock may vote in person at the Annual Meeting. Beneficial owners of Class A common stock and Class B common stock may vote in person at the Annual Meeting if they have a legal proxy, as described in the response to Question 7.

12.       What is the record date and what does it mean?

The record date for the Annual Meeting is March 28, 2011. The record date is established by the Board as required by the Delaware General Corporation Law and the Company’s bylaws. Owners of record of Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares at the close of business on the record date are entitled to:

•                  receive notice of the Annual Meeting; and

•                  vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

13.       What can I do if I change my mind after I vote my shares?

Holders of common stock can revoke a proxy prior to the completion of voting at the Annual Meeting by:

•                  giving written notice to the Office of the Secretary of the Company;

•                  delivering a later-dated proxy (or instructions to your bank or broker if you are a beneficial owner); or

•                  voting in person at the Annual Meeting (unless you are a beneficial owner without a legal proxy, as described in the response to Question 7).

Holders of exchangeable shares can revoke voting instructions by delivering subsequent voting instructions by mail, Internet or telephone no later than 11:59pm EDT on May 22, 2011.

14.  What are my voting choices when voting for Class A Director nominees identified in this proxy statement, and what vote is needed to elect the Class A Directors?

In the vote on the election of the 11 Class A Director nominees identified in this proxy statement to serve until the next annual meeting, holders of Class A common stock and Class A exchangeable shares may:

•                  vote in favor of all nominees;

•                  vote in favor of specific nominees;

•                  vote against all nominees;

•                  vote against specific nominees;

•                  abstain from voting with respect to all nominees; or

•                  abstain from voting with respect to specific nominees.

Directors will be elected by a plurality of the votes cast by the holders of the Class A common stock and Class A exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR each of the nominees.

15.       What are my voting choices when voting for Class B Director nominees identified in this proxy statement and what vote is needed to elect the Class B Directors?

In the vote on the election of the 3 Class B Director nominees identified in this proxy statement to serve until the next annual meeting, holders of Class B common stock and Class B exchangeable shares may:

•                  vote in favor of all nominees;

•                  vote in favor of specific nominees;

•                  vote against all nominees;

•                  vote against specific nominees;

•                  abstain from voting with respect to all nominees; or

•                  abstain from voting with respect to specific nominees.

Directors will be elected by a plurality of the votes cast by the holders of the Class B common stock and Class B exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR each of the nominees.

16.       What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as independent auditors and what vote is needed to ratify their appointment?

In the vote on the approval of the appointment of PwC as independent auditors, holders of Class A common stock and Class A exchangeable shares may:

•            vote in favor of the ratification;

•            vote against the ratification; or

•            abstain from voting on the ratification.

The proposal to ratify the appointment of PwC as independent auditors will require the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class A exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR the ratification.

17.       What are my voting choices when voting on the advisory proposal on executive compensation (say on pay) and what vote is needed to approve say on pay?

In the advisory vote to approve say on pay, holders of Class A common stock and Class A exchangeable shares may:

•                  vote in favor of the proposal;

•                  vote against the proposal; or

•                  abstain from voting on the proposal.

The advisory proposal to approve say on pay will require the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class A exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.  As an advisory vote, this proposal is not binding on the Company.  However, the Board values the opinions expressed by stockholders, and the Compensation and Human Resources Committee (Compensation Committee) will consider the outcome of the vote when making future compensation decisions.

The Board recommends a vote FOR the advisory vote to approve say on pay.

18.      What are my voting choices when voting on the advisory proposal on the frequency of future say on pay votes?

In the advisory proposal on the frequency of future say on pay votes, holders of Class A common stock and Class A exchangeable shares may:

•                  vote for holding the say on pay vote every year;

•                  vote for holding the say on pay vote every 2 years;

•                  vote for holding the say on pay vote every 3 years; or

•                  abstain from voting on the proposal.

In order for any of the foregoing choices to be approved, the choice must receive the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class A exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.  As an advisory vote, this proposal in not binding on the Company.  However, the Board values the opinions expressed by stockholders and will consider the outcome of the vote when determining the frequency of future say on pay votes.  While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation.

The Board recommends holding say on pay votes once every 3 YEARS.

19.       What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•                  FOR the election of all Director nominees as set forth in this proxy statement;

•                  FOR the proposal to ratify the appointment of PwC as independent auditors;

•                  FOR the advisory proposal on say on pay; and

•                  in favor of holding the say on pay vote once every 3 YEARS.

20.       What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items. The election of Directors, the advisory vote on say on pay and the advisory vote on the frequency of future say on pay votes are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners of Class A common stock and Class B common stock.

Discretionary Items. The ratification of the appointment of PwC is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners of Class A common stock may vote on this proposal in their discretion.

If you are a beneficial owner of exchangeable shares and do not provide CIBC Mellon with voting instructions, your shares will not be voted.

21.       How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on any matter.

22.  Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet?

The Notice of Annual Meeting, Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 25, 2010 (Form 10-K) are available at www.proxyvote.com. Instead of receiving future copies of these documents by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

23.  How are proxies solicited and what is the cost?

We have engaged Georgeson Inc. to assist with the solicitation of proxies for an estimated fee of $7,500 plus expenses. We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock and/or exchangeable shares.  Our Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

24.       Will there be an audio-cast of the Annual Meeting?

You can listen to a live audio-cast of the Annual Meeting by visiting our website at www.molsoncoors.com, click on “Investors”, click on “Investor Webcasts”, and click on the link to the audio-cast. An archived copy of the audio-cast will be available until June 25, 2011.

We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Company’s bylaws provide for the annual election of Directors.  The Board has currently set the number of directors at 15: 12 Class A directors and 3 Class B directors.  However, for purposes of the Annual Meeting, only 14 directors are being nominated for election.  There will be one Class A director vacancy which the Board does not currently plan to fill.  At the Annual Meeting, votes may not be cast for a greater number of director nominees than the 14 nominees named in the proxy statement.

Fourteen directors are to be elected at the Annual Meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified.  The 14 nominees consist of:

•                  11 directors to be elected by the holders of Class A common stock and the Special Class A stock (as instructed by the holders of Class A exchangeable shares), voting together as a single class; and

•                  3 directors to be elected by the holders of the Class B common stock and the Special Class B stock voting (as instructed by the holders of Class B exchangeable shares) together as a single class.

The following table sets forth certain biographical information regarding each Director, including a summary description of each individual’s particular knowledge, qualifications or areas of expertise considered for nomination to the Company’s Board.  For more information on the nomination of our Class A directors and Class B directors, please refer to “Nomination of Directors” beginning on page 11.

Each of the Directors has consented to serve if elected.  If any of them becomes unavailable to serve as a Director, a substitute nominee may be designated in accordance with the certificate of incorporation and bylaws. In that case, the persons named as proxies will vote for the substitute nominees designated in accordance with the certificate of incorporation and bylaws.

CLASS A DIRECTORS

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Francesco Bellini	63

Director of Molson Coors since February 2005. Dr. Bellini previously served as a director of Molson Inc. (Molson), which merged with the Company in 2005, since 1997. Dr. Bellini has been Chairman, President and Chief Executive Officer of BELLUS Health Inc. (formerly Neurochem Inc.), a leading Canadian biopharmaceutical company, since 2002. Dr. Bellini retired in December 2009 as President and CEO but remains Chairman of the company. He is also Chairman of Picchio International, Inc., Prognomix Inc. and Klox Technologies Inc., all companies involved in healthcare. A pioneer in the Canadian biopharmaceutical industry, he was co-founder of Biochem Pharma, as well as Chairman and Chief Executive Officer from 1986 to 2001. Dr. Bellini also owns The Domodimonti Winery in Italy, which produces high quality wines with minimal synthetic intervention or additives. A graduate of the University of New Brunswick with a Ph.D. in 1977, he has authored or co-authored more than thirty patents over his 20-year career as a research scientist. Dr. Bellini is an Officer of the Order of Canada.

Dr. Bellini provides the Board with extensive entrepreneurial and leadership experience as a result of his activities in founding companies and his service on the boards of numerous public and privately-held companies. Additionally, he brings extensive business experience as a chief executive officer.

Rosalind G. Brewer	48

Director of Molson Coors since February 2006. Ms. Brewer has been Executive Vice President of Wal-Mart Stores, Inc. (Wal-Mart), an international operator of retail stores, and President, Wal-Mart South, since February 2010. She was previously Senior Vice President and Division President of Operations and Regional General Manager of Wal-Mart since 2006. From 2004 to 2006, she served as President of the Global Nonwovens division of Kimberly-Clark Corporation, where she also served on the internal compensation committee. Ms. Brewer had been with Kimberly-Clark since 1984, and held a variety of leadership positions across multiple businesses spanning technology and various business aspects of the company. Ms. Brewer is past president of Georgia’s non-profit Board of Directors Network, and serves on several other non-profit boards. She holds a B.S. in Chemistry from Spelman College, completed an advanced management program at The Wharton School of Business, and has been a trustee of Spelman College since 2006. Ms. Brewer does not serve as a director of any other public company.

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Ms. Brewer brings to the Board extensive experience in product development, product management and international alliances. She also brings strong leadership and executive expertise in international consumer business operations.

Peter H. Coors	64

Director since February 2005 and Chairman of the Board of Molson Coors since December 2008. Since July 2008, Mr. Coors has also served as Chairman of the Board of MillerCoors, in which the Company owns a 42% interest. He serves as trustee of Adolph Coors Company, LLC, Trustee of the Adolph Coors, Jr. Trust (Coors Trust), and he chairs the trust committee for the Coors Trust. The Coors Trust is a party to the Voting Agreement with Pentland Securities (1981) Inc. (Pentland) and 4280661 Canada Inc. (discussed further in the Beneficial Ownership Table beginning on page 18). Mr. Coors previously served as Vice Chairman of the Board of Molson Coors from 2005 to December 2008. He served Adolph Coors Company, the predecessor company to Molson Coors, as Vice Chairman of the Board from 2002 to 2005, and Chief Executive Officer from 2000 to 2002. He has served Coors Brewing Company, a wholly owned subsidiary of the Company, as Executive Chairman of the Board of Directors since 2002, a director since 1973, and Chief Executive Officer from 1992 to 2000. Since joining the Company in 1971, he has served in a number of different executive and management positions for Adolph Coors Company, Coors Brewing Company, and Molson Coors. Mr. Coors also serves on numerous community and civic boards, including the University of Colorado Hospital, National Western Stock Show and the Denver Area Council of the Boy Scouts of America. He was a director of U.S. Bancorp from 1996 until September 2008 and a director of H.J. Heinz Company from 2001 to September 2006. He has been a director of Energy Corp. of America since 1996.

As a member of the Coors family and a former CEO of the Company, Mr. Coors, a major stockholder, brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  Mr. Coors provides a strong relationship with U.S. distributors. Mr. Coors is a recognized leader in the beer industry and provides a strong perspective, leadership and expertise in the U.S. beer business. He is also a well-recognized public representative of the Company.

Christien Coors Ficeli	37

Director since June 2010. Since January 2011, Ms. Coors Ficeli has been Director of On Premise channel marketing at MillerCoors. Previously, she was Region Chain Director at MillerCoors from July 2008. She previously held several other sales management roles across the U.S. with Coors Brewing Company, distributor and chain facing roles. Before joining Coors Brewing Company, she worked at E&J Gallo and Xerox Corporation in sales and brand management roles. Ms. Coors Ficeli serves on the board as VP of Finance of Rocky Mountain Active 20/30, a fundraising organization focused on children in the Denver area. She also serves on the Board of Trustees for the Adolph Coors Company LLC, and as a trustee of the Coors Trust. She earned her undergraduate degree in marketing and management from Santa Clara University, and her MBA from the University of Denver. Ms. Coors Ficeli does not serve as a director of any other public company.

As a member of the Coors family, Ms. Coors Ficeli brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  She also brings a business background in the beer and wine industries, in distributor, sales and brand management.   She also offers a strong perspective, leadership and expertise in the U.S. beer business.

Brian D. Goldner	48

Director of Molson Coors since November 2010. Mr. Goldner is President and Chief Executive Officer and a director of Hasbro, Inc., a children’s and family leisure time entertainment products and services company, a position he has held since 2008. From 2006 to 2008, Mr. Goldner was Chief Operating Officer and from 2003 to 2006 was President of the U.S. Toys Segment of Hasbro, Inc. Mr. Goldner serves on the boards of the Toy Industry Association, the Miriam Hospital in Providence, RI, and Hole in the Wall Camps. Prior to joining Hasbro, Mr. Goldner held a number of management positions including Executive Vice President and Chief Operating Officer of Bandai America, Worldwide Director in Charge of the LA office of J. Walter Thompson, and Vice President and Account Director in the Chicago office of Leo Burnett

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Advertising. He is a graduate of Dartmouth College and the Executive Education Program at the Amos Tuck School. Mr. Goldner was identified by a third party search firm.

Mr. Goldner provides the Board with extensive experience in building global brands and growing multi-brand international companies. Additionally, he brings business experience as a CEO.

Franklin W. Hobbs	63

Director of Molson Coors since February 2005. Mr. Hobbs previously served as a director of Adolph Coors Company since 2001. He served as Chief Executive for the investment bank, Houlihan Lokey Howard & Zukin, from 2002 to January 2003. He served in roles of increasing responsibility at Dillon, Read & Co., an investment bank, from 1972 to 1992, as Chief Executive Officer from 1992 to 1997, and ultimately served as Chairman of UBSWarburg following a series of mergers between Dillon Read and SBC Warburg, and later with Union Bank of Switzerland. Mr. Hobbs has served as an advisor to One Equity Partners, a private equity investment firm, since 2004. He currently serves on the Board of Directors of Lord, Abbett & Co. He is Chairman of the Board of Ally Financial Inc. (formerly General Motors Acceptance Corp.), and serves on the Board of Trustees and is Treasurer of The Frick Collection. Formerly, he served on the Board of Overseers of Harvard University, also serving on the Audit Committee, and was President of the Board of Trustees of Milton Academy, where he also served on the Audit Committee. Mr. Hobbs is a graduate of Harvard College and Harvard Business School. Mr. Hobbs does not serve as a director of any other public company.

Mr. Hobbs provides the Board with a high level of financial literacy and expertise due to his background as an investment banker, his service on public company audit committees and his experience as a CEO. He also provides extensive knowledge about the Company.

Andrew T. Molson	43

Director of Molson Coors since February 2005 and Vice Chairman of the Board of Molson Coors since May 2009. Mr. Molson is a partner and Vice-Chairman of RES PUBLICA Consulting Group, a Montréal based holding and management company of 2 leading professional services firms, NATIONAL Public Relations (where he has worked since 1997) and Cohn and Wolfe | Canada. He has been a Director of DundeeWealth, Inc., a Canadian owned, independent wealth management company since November 2009. He became a member of the Québec bar in 1994 and holds a law degree from Laval University, an A.B. from Princeton University and a Masters in corporate governance and ethics (Msc) from the University of London (Birkbeck College). In 2003, he was elected fellow and professional administrator of the Institute of Chartered Secretaries and Administrators. Mr. Molson serves on the boards of several organizations, including Concordia University, the Institute for Governance of Private and Public Organizations, the Ste-Justine Hospital Foundation, and The Molson Foundation, a family foundation dedicated to the betterment of Canadian society. Mr. Molson also serves as Honorary Lieutenant Colonel of the Royal Montréal Regiment. Mr. Molson does not serve as a director of any other public company.

As a member of the Molson family, which has been instrumental in developing the Canadian beer business since it opened the now-oldest brewery in North America in 1786; Mr. Molson, a major stockholder, brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  He also brings extensive knowledge regarding public relations and corporate governance.  Additionally, he provides a strong perspective, leadership and expertise in the Canadian beer business.

Geoffrey E. Molson	40

Director of Molson Coors since May 2009. Since December 2009, Mr. Molson has served as Chairman and a General Partner of the CH Group Limited Partnership, owner of the Montréal Canadiens Hockey Club, Evenko and The Bell Centre. Before assuming this position, Mr. Molson served as Vice-President of Marketing for Molson, from 2006. He previously served as Vice President of Sales and Marketing from 2004 to 2005, Vice President of Quality and Distributor Development from 2001 to 2004, and Key Account Sales Manager — Canada and Director of Trade Marketing from 1999 to 2001, for Molson USA, a wholly-owned subsidiary of the Company. He was a senior consultant at CSC Consulting (formerly The Kalchas Group), a strategy consultancy firm, from 1996 to 1999. Prior to this he worked in media at The Coca-Cola

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Company. Mr. Molson holds an MBA from Babson Business School and a BA from St. Lawrence University. Mr. Molson is a member of The Molson Foundation which supports philanthropic initiatives across Canada, as well as St. Mary’s Hospital Foundation. He currently represents Molson Coors as Ambassador, representing the Molson family in key strategic areas of the business. Mr. Molson does not serve as a director of any other public company.

As a member of the Molson family, which has been instrumental in developing the Canadian beer business since it opened the now-oldest brewery in North America in 1786; Mr. Molson brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  He also brings experience in beer sales, marketing, distributor development and key account management.  Additionally, Mr. Molson brings experience in the sports and entertainment industry, which is an important marketing platform for the Company.

Iain J.G. Napier	61

Director of Molson Coors since July 2008. Mr. Napier is currently Chairman of Imperial Tobacco Group plc (since February 2007), where he chairs the Nominations Committee, and Chairman of McBride PLC (since July 2007), also where he chairs the Nominations Committee and is a member of the Remuneration Committee. He is Chairman of John Menzies plc, and a Non-Executive Director of William Grant & Sons Holdings Limited (since May 2009), where he chairs the Audit Committee. Mr. Napier previously served as Chief Executive Officer of Taylor Woodrow PLC, an international housing and development company, from 2002 to 2006. Prior to this, he worked extensively in the beer and leisure industries. From 2000 to 2001, he was Vice President U.K. and Ireland for InBev S.A., following their acquisition of Bass Brewers Ltd. From 1989 to 2000 he held various leadership positions with Bass, including as a main board Director and Chief Executive Officer of Bass Brewers and Bass International Brewers from 1996 to 2000. Earlier in his career, Mr. Napier also held senior management positions at Ford Motor Company and Whitbread PLC. Mr. Napier is a Fellow of the Chartered Institute of Management Accountants.

Mr. Napier provides the Board with a high level of financial literacy and expertise due to his background as a chartered management accountant, his service on public company audit committees and his experience as a CEO. He also provides extensive experience in the beer and leisure industries, including the U.K beer market.

H. Sanford Riley	60

Director of Molson Coors since February 2005. Mr. Riley previously served as a director of Molson since 1999. He has been President and Chief Executive Officer of Richardson Financial Group, Ltd., a specialized financial services company, since 2003. Between 1992 and 2001, he served as President and Chief Executive Officer of Investors Group Inc., a personal financial services organization, retiring as Chairman in 2002. Mr. Riley has served as a director of The North West Company since 2002, becoming Chairman in 2008, and is also a director of GMP Capital, a publicly traded investment dealer. His community affiliations include serving as Chairman of the University of Winnipeg Foundation Board of Directors, past Chancellor of the University of Winnipeg and past Chairman of the Manitoba Business Council. He obtained a B.A. from Queen’s University and a J.D. from Osgoode Hall Law School.

Mr. Riley is a Member of the Order of Canada. Mr. Riley provides the Board a critical understanding of the Company and our business as a result of his years of service as a director. He also provides a high level of finance and corporate governance expertise, having served in executive leadership and board positions with several highly regulated global companies.

Peter Swinburn	58

Director, Chief Executive Officer and President of Molson Coors since July 2008.Since July 2008, Mr. Swinburn has also served as a Director of MillerCoors. He served as President and Chief Executive Officer of Molson Coors Brewing Company (UK) Limited (MCBC UK), a wholly-owned subsidiary of the Company, from 2005 to October 2007. Before that, he served as President and Chief Executive Officer, Coors Brewing Worldwide and Chief Operating Officer of MCBC UK following the Company’s acquisition of MCBC UK in 2002 until 2003. Prior to the Company acquiring MCBC UK, Mr. Swinburn was Sales Director for Bass Brewers (the predecessor entity to MCBC UK) from 1994 to 2002.

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Mr. Swinburn is required to be nominated to serve on the Board according to the Company’s certificate of incorporation, by virtue of his position as Chief Executive Officer of the Company. He provides extensive experience in the beer business. He also provides the Board with management’s perspective.

CLASS B DIRECTORS

Class B Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

John E. Cleghorn	69

Director of Molson Coors since February 2005. Mr. Cleghorn previously served as a director of Molson from 2003 to 2005. He retired in 2001, as Chairman of the Board and Chief Executive Officer of the Royal Bank of Canada, a Canadian bank holding company, a position he had held since 1995. He held several senior positions at Royal Bank of Canada including President in 1986, Director in 1987, Chief Operating Officer in 1990, Chief Executive Officer in 1994 and Chairman and Chief Executive Officer in 1995. He has been Chairman of the Board of Canadian Pacific Railway since May 2006 and has been a Director since 2001. Mr. Cleghorn was Chairman of the Board of SNC-Lavalin Group Inc., an international engineering and construction company from 2002 until May 2007. He graduated with a B.Comm. from McGill University in 1962, where he is Governor Emeritus and became a Chartered Accountant in 1964. He is an Officer of the Order of Canada and a Fellow of the Institute of Chartered Accountants in Ontario and Québec. Mr. Cleghorn served as a director of Nortel Networks Corporation from 2001 to June 2006.

Mr. Cleghorn provides the Board with a high level of financial literacy and expertise due to his background as a chartered accountant, his service on public company audit committees and his experience as a CEO. He also provides critical corporate governance experience.

Charles M. Herington	51

Director of Molson Coors since February 2005. Mr. Herington previously served as a director of Adolph Coors Company since 2003. He has been Executive Vice President, Developing Market Group, Avon Products Inc., a large global consumer products company, since March 2011. Prior to that he was Executive Vice President, Latin America and Central and Eastern Europe of Avon Products Inc., a position he held since June 2009. He was EVP, Latin America Avon Products from March 2008 to June 2009, and Senior Vice President, Latin America Avon Products from March 2006 to March 2008. From 1999 to February 2006, Mr. Herington was President and CEO of AOL Latin America, a NASDAQ publicly-traded company. (In June 2005, AOL Latin America filed a voluntary petition for Chapter 11 bankruptcy. In April 2006, the bankruptcy court approved the company’s recovery and liquidation plan.) From 1997 to 1999 he served as President, Revlon Latin America. From 1990 to 1997, he held a variety of executive positions with Pepsico Restaurants International. From 1981 to 1990 he held different marketing and executive positions at Procter & Gamble. Mr. Herington currently serves as a director of NII Holdings, and previously served on the Board of Directors of Advo Inc. from 2004 to 2007.

Mr. Herington provides the Board almost 30 years of experience in marketing, brand management and operations including his senior executive operations experience in Latin America and Central and Eastern Europe, and extensive marketing experience in Canada.

David P. O’Brien	69

Director of Molson Coors since February 2005. Mr. O’Brien previously served as a director of Molson since 2002. He has been Chairman of the Board of Directors of the Royal Bank of Canada since February 2004. He has also been Chairman of the Board of Directors of EnCana Corporation, an oil and gas company, since 2002. He was Chairman of the Board of Directors and Chief Executive Officer of PanCanadian Petroleum (which subsequently merged with Alberta Energy Company Ltd. to form EnCana Corporation), from 2001 through 2002 and, before that, Chairman of PanCanadian since 1991. He was Chairman of the Board of Directors, President and Chief Executive Officer of Canadian Pacific Limited, an energy, hotels and transportation company, from 1996 to 2001. He is also a director of TransCanada Pipelines Limited and Enerplus Corporation. Mr. O’Brien is an Officer of the Order of Canada, and he is a Member of the Science, Technology and Innovation Council of Canada. Mr. O’Brien obtained a LLB from

Class B Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

McGill University and a B.A. (Honors Economics) from Loyola College (Montréal). Mr. O’Brien served as a director of Fairmont & Resorts, Inc. until May 2006.

Mr. O’Brien provides the Board with expertise in legal and financial services and international business. In addition he has extensive executive and board service experience.

Family Relationships

The only family relationships among any of the directors or director nominees are between:  Peter H. Coors and Christien Coors Ficeli, who are father and daughter; and Andrew T. Molson and Geoffrey E. Molson, who are brothers, along with their father, Eric H. Molson, named Director and Chairman Emeritus as described below.

The Board of Directors unanimously recommends a vote FOR each of the persons listed above, and executed proxies that are returned will be so voted unless otherwise instructed.

Director and Chairman Emeritus

Eric H. Molson, formerly Chairman of the Board of the Company, was named Director and Chairman Emeritus of Molson Coors in June 2010.  Mr. Eric Molson provides consulting and advisory services to the Board as requested, and may be invited to attend meetings of the Board on a non-voting basis.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board is elected by the stockholders to oversee their interests in the long-term success of the Company.  The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders.  The Board selects and oversees the members of senior management, who are charged with conducting the business of the Company.

Board Leadership Structure

The Company separates the roles of chairman of the board and chief executive officer.  According to the Company’s bylaws, the chairman of the board is appointed by the Class A-C nominating subcommittee, or the Class A-M nominating subcommittee, alternating on a biennial basis.  Peter H. Coors was appointed chairman of the board by the Class A-C nominating subcommittee effective December 2008 and he will serve in this position until the Annual Meeting.  Following the Annual Meeting, the Class A-M nominating subcommittee has the right to appoint the chairman of the board to serve until the 2013 annual meeting of stockholders.  The Class A-M nominating subcommittee has indicated that it intends to nominate Andrew T. Molson to serve as Chairman of the Board, subject to his election as a director.

Board Size

As set forth in our bylaws, the Board has the power to fix the number of directors by resolution. The Board has currently set the number of directors at 15:  12 Class A directors and 3 Class B directors.  Our certificate of incorporation and bylaws provide that the Board may change the size of the Board by vote of at least two-thirds of the authorized number of directors (including vacancies); provided that any decrease in the number of directors to less than 15 must be approved by the holders of the Class A common stock and Special Class A stock, voting together as a class.

Nomination of Directors

As a “controlled company” under the listing standards of the New York Stock Exchange (NYSE), we are not required to have a nominating committee comprised solely of independent directors.  Nominees for election to the Board will be selected by the full Board and by a Nominating Committee and nominating subcommittees as follows:

Nominating Body		Director Nominees
Class A-C Nominating Subcommittee: Peter H. Coors Christien Coors Ficeli	•	5 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class (referred to as Coors Directors)

	•	A majority must be independent

Nominating Body		Director Nominees
Class A-M Nominating Subcommittee: Andrew T. Molson Geoffrey E. Molson	•	5 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class (referred to as Molson Directors)

	•	A majority must be independent

Nominating Committee: Peter H. Coors Christien Coors Ficeli Andrew T. Molson Geoffrey E. Molson John E. Cleghorn	•	2 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class

	•	Must include Chief Executive Officer (currently Peter Swinburn) and one member of management approved by at least two-thirds of authorized number of directors (currently vacant)

Molson Coors Brewing Company Board of Directors:	•	3 director nominees to be elected by holders of Class B common stock and Special Class B stock, voting together as a class

	•	All nominees be independent

	•	Nominations must be approved by at least two-thirds of the authorized number of directors (including vacancies)

Board Vacancies

Coors Directors and Molson Directors

The Class A-M nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Molson Director and fills newly created seats designated to be filled by Molson Directors, and the Class A-C nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Coors director and fills newly created seats designated to be filled by Coors Directors.

The Class A-M Nominating Subcommittee and the Class A-C nominating subcommittee each cease to have the power to make nominations if Pentland and certain Molson family stockholders, in the case of the Class A-M nominating subcommittee, or the Coors Trust and certain Coors family stockholders, in the case of the Class A-C nominating subcommittees, fall below a certain ownership thresholds specified in the certificate of incorporation.  Both the Class A-M nominating subcommittee and the Class A-C nominating subcommittee meet the required threshold.

Other Class A Directors

The Nominating Committee fills vacancies caused by the removal, resignation, retirement or death of a Class A director who is not a Coors Director or Molson Director.  Any person elected by the Nominating Committee must meet the requirements outlined above.

Class B Directors

The Board fills vacancies caused by the removal, resignation, retirement or death of the any of the 3 Class B directors.  Any person elected by the Board must meet the requirements outlined above.

Qualifications of Director Nominees

The Board, Nominating Committee or a nominating subcommittee, as applicable, assesses any director nominee taking into account several factors including, but not limited to, the individual’s: (i) personal qualities and characteristics, accomplishments and reputation in the business community; (ii) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (iii) ability and willingness to commit adequate time to Board and committee matters; (iv) skills and personality and their fit with other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (v) diversity of opinion, personal and professional background, and experience; and (vi) fit with the perceived needs of the Company, the Board and its respective committees at the time. The Nominating Committee or a nominating subcommittee, as applicable, ultimately recommends nominees that it believes will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of Molson Coors.  Potential director nominees may come to the attention of the Company through management, current Board members or stockholders.  From time to time, the Board uses third party search firms to identify and/or evaluate potential nominees.  Mr. Goldner was identified by a third party search firm.

Candidates Recommended by Stockholders

We will consider and evaluate a director candidate recommended by a stockholder in the same manner as candidates from other sources. Stockholders wishing to recommend a director candidate to serve on the Board as a director may do so by providing advance written notice to Molson Coors following the procedures set forth under “How do I submit a proposal for action at the 2012 Annual Meeting of Stockholders?” on page 44 Any such recommendation must be accompanied by the information specified in Section 1.9.2 of our bylaws.

Director Independence

Although, as a “controlled company,” we are not required to have a majority of independent directors, our certificate of incorporation contains provisions intended to ensure that at all times a majority of the directors will be independent.

Our certificate of incorporation defines an independent director as any director who is independent of management, and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of Molson Coors stock) which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of Molson Coors.  Additionally, the Company has adopted Director Independence Standards which are set forth on Appendix A.

Executive Sessions of Non-employee and Independent Directors

The Board generally holds executive sessions of its non-employee directors at each regularly scheduled meeting. The chairmanship of these executive sessions rotates among the non-employee directors. In addition, the independent directors meet in executive session at each regularly scheduled Board meeting.  The chairmanship of these executive sessions rotates among the independent directors.

Corporate Governance Guidelines; Code of Business Conduct

The Board has adopted the Board of Directors Charter and Corporate Governance Guidelines (Corporate Governance Guidelines) to promote the functioning of the Board and its committees, and to set forth a common set of expectations as to how the Board should function. The Corporate Governance Guidelines provide, among other things, guidance on the composition of the Board, the criteria to be used in selecting director nominees, retirement of directors, expectations by Molson Coors of its directors and evaluation of Board performance.

In addition, all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, are bound by our Code of Business Conduct, which complies with the requirements of the NYSE and the Securities and Exchange Commission (SEC) to ensure that the business of Molson Coors is conducted in a legal and ethical manner. The Code of Business Conduct covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.  We will disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on our website within 4 business days following the date of such amendment or waiver.

Board’s Role in Risk Oversight

The Board is responsible for identifying the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks, and shares oversight and monitoring of the Company’s enterprise risk management program with the Audit Committee.  The Audit Committee reviews the risks, actions and progress annually and the full Board reviews the risk program at their annual strategy meeting.  The Audit Committee also oversees management of the Company’s major financial risks and its procedures for monitoring and controlling these risks.  The Audit Committee regularly submits a risk assessment to the Board.

The Compensation Committee oversees risks relating to our compensation policies and practices, and regularly assesses our performance criteria and targets established under executive compensation programs to ensure they do not provide an incentive for executives to take excessive or unnecessary risks.  The Compensation Committee reports to the Board when appropriate.

In addition to committee reports, the Board receives regular reports from the Company’s management on the Company’s most material risks and the degree of its exposure to those risks, as well as presentations on those risks at Board meetings quarterly.

Directors’ Attendance

During 2010, the Board of Molson Coors held 8 meetings and committees of the Board held a total of 26 meetings.  All directors attended 75% or more of the aggregate of meetings of the Board and its committees held during their respective terms.  Each of the current directors serving as a director at the time, other than Ms. Brewer and Mr. O’Brien, attended the 2010 annual meeting.

Board Committees

The Board currently has 3 separately-designated standing committees: the Audit Committee, the Compensation Committee and the Finance Committee. In addition to the 3 standing committees, the Board may from time to time establish additional committees.

The following table describes the current members of each of our Board committees.  Other than Mr. Coors, each member is considered an independent director pursuant to the Company’s Director Independence Standards and the Company’s certificate of incorporation.  For a further discussion regarding director independence, see “Independence and Related Person Transactions” beginning on page 15.

Audit Committee	Compensation and Human Resources Committee	Finance Committee
John E. Cleghorn	Rosalind G. Brewer	Francesco Bellini
Franklin W. Hobbs	Charles M. Herington	Peter H. Coors
Iain J.G. Napier*	H. Sanford Riley*	Franklin W. Hobbs*
David P. O’Brien		David P. O’Brien
Iain J.G. Napier

*           Denotes Chairman of the committee.

Pursuant to our certificate of incorporation, we also have a Nominating Committee whose members are identified on page 12.

Audit Committee

Under the terms of its charter, the Audit Committee assists and represents the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and financial reporting process, the system of internal control over financial reporting and disclosure controls and procedures, the internal audit function and the engagement of the Company’s independent auditors and their annual independent audit of the Company’s financial statements.  The Audit Committee also oversees the Company’s policies and procedures with respect to risk assessment and risk management. For more information on the Audit Committee’s role in risk oversight see the discussion under “Board’s Role in Risk Oversight” beginning on page 13.

The Audit Committee met 8 times in 2010.  Each member meets the independence requirements of the listing standards of the NYSE, the Company’s certificate of incorporation, its Director Independence Standards, and Rule 10A-3 under the Securities Exchange Act of 1934 (Exchange Act). The Board has determined that all the members of the Audit Committee are financially literate pursuant to the listing standards of the NYSE.  The Board has designated Messrs. Cleghorn and Hobbs as “audit committee financial experts.”

Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to senior executives of the Company.  The entire Board approves CEO compensation.

The Compensation Committee also makes all decisions regarding the implementation and administration of the Company’s incentive compensation, equity compensation and other benefit plans and programs.

The Compensation Committee met 8 times in 2010. Each member meets the independence requirements of the Company’s certificate of incorporation and Director Independence Standards.

The details of the processes and procedures used for determining compensation of the Company’s executive officers are set forth beginning on page 22.

The Compensation Committee retained Pay Governance LLC (Pay Governance) as its compensation consultant to provide independent advice and assist in the development and evaluation of the Company’s executive and director compensation policies.

The Compensation Committee Report on Executive Compensation is included in this proxy statement.

Finance Committee

Under the terms of its charter, the Finance Committee assists the Board in fulfilling its responsibilities relating to the oversight of the Company’s financial affairs, including overseeing and reviewing financial and investment policies, strategies and guidelines.

The Finance Committee met 6 times in 2010.

Nominating Committee

Under the terms of its charter and our certificate of incorporation, the Nominating Committee:  (1) nominates 2 candidates to stand for election by the holders of Class A common stock and Special Class A stock; (2) recommends to the Board 3 candidates for election by the holders of the Class B common stock and Special Class B stock; (3) assists the Board in evaluating candidates for nomination recommended by the stockholders; (4) oversees the annual evaluation of the Board; and (5) takes up other business properly presented to it.

The Nominating Committee met 4 times in 2010.

INDEPENDENCE AND RELATED PERSON TRANSACTIONS

Independence Determinations

At its meeting held on February 17, 2011, the Board affirmatively determined that each of the following directors is independent:

Francesco Bellini Rosalind G. Brewer John E. Cleghorn	Brian Goldner Charles M. Herington Franklin W. Hobbs	Iain J.G. Napier David P. O’Brien H. Sanford Riley

None of the Directors who were determined to be independent had any relationships that were outside the categorical standards listed in the Directors Independence Standards.

The Board examined the Company’s relationship with Wal-Mart.  Rosalind G. Brewer, one of our Directors, is an Executive Vice President of Wal-Mart.  This relationship is described on page 16.  The Board determined that this relationship is not material since (i) the amounts involved were less than 2% of the consolidated gross revenues of both the Company and Wal-Mart, (ii) the payments were for the purchase of products in the ordinary course of business for both Wal-Mart and the Company, and (iii) the business relationship has been in place for many years prior to Ms. Brewer’s service as a Director.  This relationship does not disqualify Ms. Brewer as an independent director under the rules of the NYSE and falls within categorical standard “e” of our Director Independence Standards.

Approval of Related Person Transactions

The Board has adopted a formal written policy for the review, approval and ratification of “related person” transactions. Under the policy, the Audit Committee is responsible for reviewing and pre-approving or ratifying (as applicable), all transactions in which (i) the aggregate amount involved will or is expected to exceed $100,000, (ii) the Company is a participant, and (iii) any “related party” has or will have a direct or indirect interest. A “related party” is generally (i) any person who is, or was since the beginning of the last fiscal year, an executive officer or director of the Company, (ii) a greater than 5% beneficial owner of the Company’s stock, or (iii) any immediate family members of any of the foregoing. Additionally, the Company’s bylaws require supermajority approval of the Board of certain transactions with affiliates or members of the Coors and Molson families.

In determining whether to approve or ratify a transaction subject to the policy, the Audit Committee takes into account whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The Board further delegated to the Chair of the Audit Committee, the authority to pre-approve or ratify (as applicable) any such related party transaction in which the aggregate amount involved is expected to be less than $1 million.

Each of the transactions and relationships set forth in this section were either (1) pre-approved or ratified by the Audit Committee or by the Chair of the Audit Committee, pursuant to the terms of the Company’s related party transactions policy, or (2) pre-approved or ratified by a supermajority of the Board according to the bylaws.

Certain Related Person Transactions

From time to time, we employ members of the Coors and Molson families, which together own a controlling interest in the Company.  Hiring and placement decisions are made based upon merit, and compensation packages are offered that are commensurate with policies in place for all employees of Molson Coors.  Christien Coors Ficeli (a Director and daughter of Peter H. Coors, Chairman of the Board of the Company and MillerCoors); Melissa Coors Osborn (daughter of Peter H. Coors and sister of Christien Coors Ficeli); Davis S. Coors (son of Peter H. Coors and brother of Christien Coors Ficeli); and Peter J. Coors (son of Peter H. Coors and brother of Christien Coors Ficeli) are employed by MillerCoors in non-executive positions.

MillerCoors purchases a large portion of its paperboard packaging from Graphic Packaging Holding Company (GPHC).  The Coors Trust and various other Coors family trusts, collectively through Adolph Coors Company LLC, beneficially own approximately 42% of our Class A voting common stock, approximately 12.24% of our Class B common stock, and approximately 33% of GPHC’s common stock. In 2010, the total amount of payments made by MillerCoors, directly and through joint ventures, to GPHC totaled approximately $254 million.  Jeffrey H. Coors, a director of GPHC, is also a brother of Peter H. Coors, Chairman of the Board of Molson Coors and MillerCoors, and uncle of Christien Coors Ficeli, a Director. We expect payments by MillerCoors in 2011 to be approximately the same as the total amount of payments made by MillerCoors in 2010.

Eric Molson, the father of Andrew and Geoffrey Molson, serves as a Director and Chairman Emeritus.  In this role, he serves as a consultant to and representative of the Company.  In connection with his role, Eric Molson has the ability to recommend up to $325,000 per year in charitable contributions to be made by the Company.

The Company sold the Coors family home in Golden, Colorado to the Adolph Coors Company LLC, whose members consist of various Coors family limited liability companies.  Peter H. Coors is one of the managers of each of these family limited liability companies.  The selling price of $540,000 was based on a market appraisal by an independent third party.

Rosalind Brewer, one of our Directors, is Executive Vice President of Wal-Mart.  In 2010, Wal-Mart made payments totaling approximately $46.2 million to the Company, directly and through distributors, to purchase our products in the ordinary course of business.  Also in 2010, Wal-Mart made payments totaling approximately $426.5 million to MillerCoors, directly and through distributors, to purchase its products in the ordinary course of business. The business relationship has been in place for many years, is fair and reasonable, and is on terms substantially similar to our relationships with other customers.

The Company has contractual relationships with the Montréal Canadiens professional hockey team.  Andrew Molson and Geoffrey Molson, two of our Directors, are affiliated with the general partner of CH Group Limited Partnership, the owner of the Canadiens and the Bell Centre.  In 2010, the Company made payments totaling approximately $8.6 million to the Canadiens in marketing, advertising, promotional endeavors and sponsorship rights in the ordinary course of business and the Canadiens made payments totaling approximately $2.6 million to the Company according to the terms of our agreements and to purchase our products in the ordinary course of business.   The business relationship has been in place for many years, is fair and reasonable, and is on terms comparable to market conditions for similar business relationships.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised solely of independent directors.  Each member of the Audit Committee meets the financial literacy requirements of the NYSE.  Each member also meets the enhanced independence requirements applicable to audit committee members under the rules of the SEC and NYSE.  Two members of the Audit Committee have been designated “audit committee financial experts” as defined by SEC rules.

The role of the Audit Committee is to prepare this report and to represent and assist the Board in its oversight of: (1) the integrity of Molson Coors’ financial reporting process and the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements, and its ethics and compliance program, including the Code of Business Conduct; (3) the Company’s systems of internal control over financial reporting and disclosure controls and procedures; (4) the Company’s internal audit function; and (5) the qualifications, engagement, compensation and performance of the independent auditors, their conduct of the annual audit and their engagement.  The Audit Committee operates pursuant to a written charter, which it annually reviews.  The Audit Committee also oversees the Company’s policies and procedures with respect to risk assessment and risk management.

As set forth in the charter, management of Molson Coors is responsible for the preparation, presentation and integrity of Molson Coors’ financial statements, and the effectiveness of internal control over financial reporting. Management is responsible for maintaining Molson Coors’ accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. Molson Coors has a full-time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Molson Coors’ internal controls relating, for example, to the reliability and integrity of Molson Coors’ financial information and the safeguarding of assets. The independent registered public accounting firm is responsible for auditing Molson Coors’ financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.  Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee on independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Company’s independent registered public accounting firm. The fees billed by PwC for non-audit services were pre-approved by the Audit Committee and were also considered in the discussions of independence.

Audit Committee members are not employees of Molson Coors, and do not perform the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Molson Coors’ financial statements has been carried out in accordance with standards of the PCAOB, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Molson Coors’ registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Form 10-K filed with the SEC. The Audit Committee also appointed PwC as the independent registered public accounting firm for Molson Coors for the fiscal year ending December 31, 2011, subject to ratification by the Company’s stockholders.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John E. Cleghorn	Franklin W. Hobbs	Iain J.G. Napier	David P. O’Brien

PROPOSAL NO. 2 — RATIFY APPOINTMENT OF AUDITORS

The Board is asking holders of Class A common stock and Class A exchangeable shares to ratify the Audit Committee’s appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. PwC was our independent registered public accounting firm for the fiscal year ended December 25, 2010, and is considered by management to be well qualified.

Representatives of PwC are expected to be present at the Annual Meeting to respond to questions and may make a statement if they so desire.

Fees

Set forth below are the aggregate fees billed by PwC for professional services rendered to Molson Coors during fiscal years 2010 and 2009:

	Fiscal Year
	2010	2009
	(in thousands)
Audit Fees(1)	$2,301	$3,494
Audit-Related Fees(2)	145	162
Tax Fees(3)	42	106
All Other Fees(4)	46	420
Total Fees	$2,534	$4,182

(1)          Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2010 and 2009, the quarterly reviews of our financial statements included in Forms 10-Q, and the issuance of comfort letters in connection with our 2010 bond offering..

(2)          Includes amounts related to other special accounting projects.

(3)          Tax compliance and related tax services.

(4)          Special project assistance in the UK, most notably manufacturing process improvements in 2009.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

The Audit Committee pre-approves all audit, non-audit and internal control-related services provided by PwC prior to the engagement of PwC with respect to such services.  The Chairman of the Audit Committee has been delegated authority by the Audit Committee to pre-approve interim services by PwC other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.  The Audit Committee (or the Chairman of the Audit Committee pursuant to the authority delegated) approved of the audit-related fees, tax fees and other fees paid to PwC.

If the stockholders should not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR the proposal ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011, and proxies that are returned will be so voted unless otherwise instructed.

BENEFICIAL OWNERSHIP

The following table contains information about the beneficial ownership of our capital stock as of March 28, 2011 (unless otherwise noted), for each of our current directors, each of our named executive officers, all directors and executive officers as a group, and each stockholder known by us to own beneficially more than 5% of any class of our voting common stock and/or exchangeable shares. Unless otherwise indicated, and subject to any interests of the reporting person’s spouse, the person or persons named in the table have sole voting and investment power, based on information furnished by such reporting persons. Shares of common stock subject to options or other rights currently exercisable or exercisable within 60 days following the date of the table are deemed outstanding for computing the share ownership and percentage of the person holding such options or rights, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock.

Name of beneficial owner	Number of Class A Shares		Percent of class(1)		Number of Class B Shares(2)		Percent of class(1)
5% Stockholders:
Adolph Coors, Jr. Trust	5,044,534	(3)	91.3	%(3)	21,980,188	(4)	12.1%
Pentland Securities (1981) Inc.	5,044,534	(3)	91.3	%(3)	3,449,600	(5)	*
4280661 Canada Inc.	5,044,534	(3)	91.3	%(3)	—		—
Adolph Coors Company LLC(4)	2,520,000		45.6%		21,980,188	(4)	12.1%
Peter H. Coors	—	(6)	—		24,068,230	(6)	13.2%
Andrew T. Molson	5,095,034	(7)	46.6%		5,786,670	(7)	*
FMR Corp.	—		—		9,304,806	(8)	5.1%
Capital Research Global Investors	—		—		16,756,511	(9)	9.2%

Name of beneficial owner	Number of Class A Shares		Percent of class(1)		Number of Class B Shares(2)		Percent of class(1)
Directors:
Francesco Bellini	—		—		47,861	(10)	*
Rosalind Brewer	—		—		11,556	(11)	*
John E. Cleghorn	—		—		25,302	(12)	*
Christien Coors Ficeli	—	(13)	—		9,924	(13)	*
Brian Goldner	—		—		773		*
Charles M. Herington	—		—		28,763	(14)	*
Franklin W. Hobbs	—		—		28,399	(15)	*
Geoffrey E. Molson	52,032	(16)	*		2,367,252	(16)	*
Iain J.G. Napier	—		—		1,733	(17)	*
David P. O’Brien	—		—		23,969	(18)	*
H. Sanford Riley	—		—		41,390	(19)	*
Peter Swinburn	—		—		293,771	(20)	*
Management:
Stewart Glendinning	—		—		129,146	(21)	*
David Perkins	—		—		186,564	(22)	*
Samuel D. Walker	—		—		292,917	(23)	*
All directors and executive officers as a group, including persons named above (21 persons)	5,046,166	(3)	91.4	%(3)	33,739,998	(24)	18.0	%(24)

*                       Denotes less than 1%

(1)                Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Exchange Act, we do not believe that any other person beneficially owned, as of March 28, 2011, greater than 5% of our outstanding Class A common stock or Class B common stock.

(2)                Includes Restricted Stock Units (RSUs) held by retirement-eligible executives (Messrs. Coors and Swinburn) or which vest within 60 days following March 28, 2011 (60-day RSUs), Deferred Stock Units (DSUs) held by directors, shares underlying currently exercisable options/stock appreciation rights (Current Options) and options/stock appreciation rights exercisable within 60 days following March 28, 2011 (60-day Options), where applicable.

(3)                Class A shares (or shares directly exchangeable for Class A shares) include beneficial ownership of 1,857,476 shares owned by Pentland, 667,058 shares owned by 4280661 Canada Inc. (4280661), and 2,520,000 shares owned by Adolph Coors Company LLC (ACC), as Trustee of the Coors Trust, all due to shared voting power resulting from a Voting Agreement between Pentland, 4280661and the Coors Trust. Pursuant to the Voting Agreement, the parties agreed that the Class A shares (and shares directly exchangeable for Class A shares) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements.  Pentland is the sole owner of 4280661.

The address for each of the Coors Trust and Adolph Coors Company LLC is: 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001.

The address for each of Pentland and 4280661 is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada T2P 1C9.

(4)                This number includes beneficial ownership of 5,830,000 Class B shares directly owned by ACC as Trustee directly on behalf of the Coors Trust, and 15,615,988 Class B shares owned by ACC on its own behalf and as Trustee of other Coors family trusts as described below. Peter H. Coors and Christien Coors Ficeli each disclaim beneficial ownership of the shares beneficially held by ACC.

ACC is a Wyoming limited liability company (i) whose members consist of various Coors family trusts including the Adolph Coors, Jr. Trust, the May Kistler Coors Trust, the Grover C. Coors Trust, the Augusta Coors Collbran Trust, the Bertha Coors Munroe Trust B, the Herman F. Coors Trust and the Louise Coors Porter Trust; (ii) which serves as trustee of such Coors family trusts in addition to the Janet Helen Coors Irrevocable Trust FBO Joseph J. Ferrin, the Janet Helen Coors Irrevocable Trust FBO Frances M. Baker and the Janet Helen Coors Irrevocable Trust FBO Frank E. Ferrin; and (iii) whose Board of Directors consists of various Coors family members, including Peter H. Coors and Christien Coors Ficeli. The members of ACC, by and through ACC’s Board of Directors, have dispositive power over these shares. Members of ACC’s Board of Directors have dispositive power over these shares as a result of their role as Directors of ACC, as trustee of such Coors family trusts, to the extent of such Coors family trusts’ dispositive rights, but each of these Directors disclaims beneficial ownership of the shares owned by ACC on behalf of the respective trusts except to the extent of his or her pecuniary interest therein.

(5)                This number includes 3,449,600 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland. Of the shares exchangeable for Class B shares, 700,000 shares are pledged as collateral under an OTC forward contract with an unaffiliated third party buyer as part of a monetization transaction, due to settle on December 8, 2014, at the option of Pentland, in cash or 700,000 shares of Class B exchangeable shares, or Class B shares exchanged for the Class B exchangeable shares.

(6)                Mr. Coors’ holdings do not include 2,520,000 Class A shares owned by ACC as described in the table above, and Mr. Coors disclaims beneficial ownership of these shares. His Class B holdings include 21,980,186. Class B shares owned by ACC, although Mr. Coors disclaims beneficial ownership of these shares. Mr. Coors is a director and executive officer of ACC. The SEC does not require disclosure of these shares. This number also includes 1,064 shares held in the name of Mr. Coors’ wife, as to which he disclaims beneficial ownership; 1,369,243 Current Options, 51,680 60-Day Options, 11,409 60-day RSUs, 14,949 unvested RSUs, and 227,219 shares held indirectly by Marilyn E.

Coors, as Trustee of the Peter H. Coors Grantor Retained Annuity Trust. If Mr. Coors were to be attributed beneficial ownership of the Class A shares held by ACC, he would beneficially own 45.6% of the Class A common stock.

(7)                Mr. Molson’s Class A holdings include 1,857,476 Class A shares (or shares directly exchangeable for Class A shares) owned by Pentland as described in the table above, 667,058 Class A shares (or shares directly exchangeable for Class A shares) owned by 4280661 (which is wholly owned by Pentland), and 50,400 Class A shares (or shares directly exchangeable for Class A shares) owned by The Molson Foundation.  Mr. Molson is the President of Pentland.  Mr. Molson is the President of The Molson Foundation, although Mr. Molson disclaims beneficial ownership of these shares.  Mr. Molson’s Class B holdings include 3,892 60-day RSUs, 3,000 shares directly held by Molbros AT Inc., 3,449,600 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, and 2,329,920 Class B shares (or shares exchangeable for Class B shares) owned by The Molson Foundation (of which Mr. Molson disclaims beneficial ownership).  The shares owned by Pentland and 4280661 are included as a result of arrangements under the Amended and Restated Stockholders Agreement dated as of February 9, 2005, between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, 4280661 Canada Inc., Eric Molson and Stephen Molson, with respect to the securities held by, and governance of, Pentland.  The address for Mr. Molson is c/o Res Publica Consulting Group, 2001 McGill College Avenue, Suite 800, Montréal, Québec H3A 1G1  The address for The Molson Foundation is 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5.

(8)            This information is derived exclusively from Amendment No. 8 to Schedule 13G filed jointly by FMR LLC and affiliated entities (Fidelity Management & Research Company, Strategic Advisors, Inc., Edward C. Johnson 3d, Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and FIL Limited) with the SEC on February 14, 2011 reporting on beneficial ownership as of December 31, 2010. Addresses for the FMR entities are: FMR LLC, Strategic Advisors, Inc. and Fidelity Management & Research Company: 82 Devonshire Street, Boston, Massachusetts 02109; Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company: 900 Salem Street, Smithfield, Rhode Island 02917; FIL Limited: Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(9)                This information is derived exclusively from Amendment No. 3 to Schedule 13G filed by Capital Research Global Investors with the SEC on February10, 2011 reporting on beneficial ownership as of December 31, 2010. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(10)          Includes 814 Current Options, 8,315 DSUs and 1,732 60-day RSUs.

(11)          Includes 4,162 DSUs and 1,732 60-day RSUs.

(12)          Includes 2,880 Current Options, 8,046 DSUs and 1,732 60-day RSUs.

(13)          Ms. Coors Ficeli’s holdings do not include 2,520,000 Class A shares, nor 21,980,188 Class B shares owned by ACC as described in the table above, and as to all of which Ms. Coors Ficeli disclaims beneficial ownership. Ms. Coors Ficeli is a director of ACC. The SEC does not require disclosure of these shares. This number includes 6,400 Current Options. If Ms. Coors Ficeli were to be attributed beneficial ownership of the shares held by ACC, she would beneficially own 45.6% of the Class A common stock and 12.1% of the Class B common stock.

(14)          Includes 8,500 Current Options, 7,209 DSUs and 1,732 60-day RSUs.

(15)          Includes 10,000 Current Options, 8,505 DSUs and 1,732 60-day RSUs.

(16)          Mr. Molson’s Class A holdings include 372 shares indirectly held in a retirement savings plan, and 50,400 Class A shares (or shares directly exchangeable for Class A shares) owned by The Molson Foundation.  His Class B holdings include 1,890 shares indirectly held in a retirement savings plan, 32,016 Current Options, 406 60-day RSUs, 1,890 shares indirectly held in a retirement savings plan, and 2,329,920 Class B shares (or shares directly exchangeable for Class B shares) owned by The Molson Foundation.  Mr. Molson is a member of The Molson Foundation, and disclaims beneficial ownership of its shares.

(17)          Includes 1,733 60-day RSUs.

(18)          Includes 5,760 Current Options, 8,315 DSUs and 1,732 60-day RSUs.

(19)          Includes 4,896 Current Options, 9,155 DSUs and 1,732 60-day RSUs.

(20)          Includes 202,546 Current Options, 7,805 60-day Options, and 19,980 unvested RSUs.

(21)          Includes 76,364 Current Options, 18,247 60-day Options, and 2,727 60-day RSUs.

(22)          Includes 150,826 Current Options, 21,469 60-day Options, and 10,218 60-day RSUs.

(23)          Includes 219,097 Current Options, 21,840 60-day Options, and 10,471 60-day RSUs.

(24)          Includes RSUs for Messrs. Coors and Swinburn, all 60-day RSUs, all DSUs, all Current Options and 60-day Options, referenced in the footnotes above, and for all executive officers not presented in the table, as if all such RSUs and DSUs had vested, and all Current Options and 60-day Options had been exercised, and as if all resulting shares were voted as a group.

MANAGEMENT

Executive Officers

The following persons, as of April 11, 2011, hold the executive officer positions at Molson Coors set forth opposite their names:

Name	Age	Office, Business Experience, Public Company Directorships Held

Peter H. Coors	64	See “Election of Directors” above.

Peter Swinburn	59	See “Election of Directors” above.

Name	Age	Office, Business Experience, Public Company Directorships Held

Krishnan Anand	53

President, Molson Coors International. Mr. Anand has held this position since December, 2009. Mr. Anand previously served as President of Coca Cola’s Philippine business from 2007 to 2009. Before that he served as Vice President of Coca Cola’s Global Revenue Growth Management and Commercial Leadership from 2004 to 2007. He also served in various senior marketing strategy roles with Unilever in India from 1980 to 1996. Mr. Anand received his MBA degree from Indian Institute of Management. Mr. Anand has served as a director of AFC Enterprises, Inc. since November 2010.

Stewart Glendinning	45

Chief Financial Officer. Mr. Glendinning has served in this position since July 2008. He previously served as Chief Financial Officer since 2005 of Coors Brewers Limited, a wholly owned subsidiary of the Company. Prior to that, he served as a managing director of The Hackett Group (fka, Answerthink Inc.) from 1997 to 2005. Prior to that he served in various roles with KPMG from 1986 to 1997. He is also a director of MillerCoors.

Ralph P. Hargrow	59

Chief People Officer. Mr. Hargrow has served in this position since 2005. From 1999 to 2004 he served as Senior Vice President, Administration, Human Resources, Product Research & Development and Quality for International Multifoods Corporation, a manufacturer and marketer of branded consumer foods and foodservice products. Before that he served as Senior Vice President Human Resources & Administration for Rollerblade, Inc. Mr. Hargrow also held senior management positions at Ryder Aviall, Inc., Duquesne Light Company, Harah Inc., and Xerox Corporation. He is also a director of MillerCoors.

Mark Hunter	48

President and Chief Executive Officer of Molson Coors Brewing Company (UK) Limited. Mr. Hunter has served in this position since December 2007. He previously served as chief commercial officer of Molson Canada from May 2005 to November 2007. From 1997 to 2005, he served as marketing director of Bass Brewers Ltd., which was acquired by the Company, in 2002 and renamed Coors Brewers Limited, which was subsequently renamed Molson Coors Brewing Company (UK) Limited.

David Perkins	57

President and Chief Executive Officer of Molson Coors Canada Inc. Mr. Perkins has served in this position since June 2009. He served as President, Global Brand and Market Development for the Company from March 2008 to June 2009. He previously served as Chief Global Strategy and Commercial Officer since 2005. Before that, he served as Chief Market Development Officer and President of Molson USA. He also served as President of Ontario West (2000), President, Ontario & Atlantic region (1995), Senior Vice President, Marketing, National (1992), Vice President, Business Director, Marketing, National (1989) and several other key positions within Molson beginning in 1981. He is also a director of MillerCoors.

Gregory L. Wade	62

Chief Supply Chain Officer. Dr. Wade has served in this capacity since 2007. From 2005 to 2007, he was Global Chief Technical Officer and Molson’s Senior Vice President, Quality Brewing. Prior to 2001, when he joined Molson, he was Corporate Vice President and Vice President, R&D/QA/Engineering/Safety and Purchasing, with Vlasic Foods International. From 1974 to 1998, he held several management positions with Campbell Soup Company, culminating with Senior Director, R&D/QA international grocery division.

Samuel D. Walker	52

Chief Legal Officer and Corporate Secretary. Mr. Walker has served in these capacities since 2005. He is also managing director of MillerCoors. Before 2005, he was Chief Legal Officer, U.S. & Worldwide and Group Vice President at Coors Brewing Company. Before joining the Company in 2002, Mr. Walker was a partner for ten years at the Washington, D.C. law firm of Wiley Rein LLP, handling trial and non-trial matters. He also has served in a variety of U.S. government positions. From 1990 to 1991, Mr. Walker was Acting Assistant Secretary and Deputy Assistant Secretary for Employment Standards at the U.S. Department of Labor. From 1991 to 1992, he was Acting Assistant Secretary and Deputy Assistant Secretary for Intergovernmental and Interagency Affairs at the U.S. Department of Education.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are focused on driving growth as a global brewer through a global total rewards program that is designed to attract, motivate and retain top talent. Our global total rewards program is based on the following principles:

•                 Our compensation program is competitive within our peer group and comparable industry data, enabling us to attract and retain top talent.

•                  We pay for performance and, as a result, most compensation for senior executives including the named executive officers (NEOs) is tied to performance and not guaranteed.  We compensate executives primarily on the basis of the Company’s financial and business performance, as well as individual performance and contribution.

•                  We create incentives to grow the Company in established and growth markets worldwide.

•                  We have a common framework for setting base salaries, annual incentive opportunities and long-term incentive grant values for our NEOs and other top executives, but we generally set benefits and perquisites on the basis of home country practice and law.

•                  We facilitate cross-border mobility within our workforce through our compensation practices.

The Compensation Committee reviews these principles regularly to ensure that they support our global growth and other business objectives.  Incentive plan metrics are reviewed against Board-approved business and financial plans. Our objective is for all executive compensation arrangements to be consistent with competitive practice.

2010 Performance

In 2010, the Company made good progress in building our brands, innovating, reducing costs, strengthening our balance sheet and generating cash.  We introduced new brands and value-enhancing innovations in each of our businesses to drive the top line, exceeded all of our cost-reduction targets for the year, and used a portion of our free cash flow to fund our pensions and reduce balance sheet risk.  As a result, we achieved solid growth in pretax income and free cash flow, despite continued input cost inflation and weak industry volume.  Financial highlights include:

•                  Income from continuing operations, net of tax:  $668.1 million, -8.4% ($3.57 per diluted share)

•                  Underlying pretax income:  $794.4 million, +10.6%

•                  Underlying after-tax income:  $666.9 million, -5.7% ($3.56 per diluted share)

•                  Underlying free cash flow:  $924.3 million, +26.8%

•                  Net sales:  $3,254.4 million, +7.3%

Underlying pretax income, underlying after-tax income and underlying free cash flow differ from what is reported under U.S. generally accepted accounting principles (GAAP).  See the “Investors” section of our website, www.molsoncoors.com, for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

These achievements are reflected in our salary adjustments, MCIP payouts and LTIP grants and performance-based payouts, as shown in the Summary Compensation Table, the supporting tables and the discussions accompanying them.

Executive Officer Compensation within the Global Total Rewards Strategy

In addition to paying our NEOs a base salary, we provide them opportunities to earn annual and long-term incentives based on Company, business unit, and individual performance.  NEOs also participate in retirement and welfare benefit arrangements on the same basis as other employees; have the opportunity to accumulate supplemental retirement income through plans set up in their home regions; and receive certain perquisites.  Within our global total rewards strategy, the percentage of at-risk performance based pay increases with responsibility. Consistent with the compensation structure at our peer companies and our philosophy, an NEO’s annual total direct compensation is structured so that 20% to 30% is base salary with the remainder composed of annual and long-term incentive compensation awards. Annual incentive and long-term awards are based on important financial measures (pre-tax earnings and considered EPS) and on the value of our common stock, which helps us drive and reward the performance of Molson Coors, our business units and our people. Individual performance is also a factor in setting compensation. This mix of fixed and variable, annual and long-term incentive compensation motivates and rewards both short-term performance toward designated financial objectives and longer-term strategic performance, in either case designed to increase stockholder value. The long-term incentive compensation and retirement benefits also help us retain our talent.

Compensation Program Risk

The Compensation Committee regularly evaluates our compensation program performance criteria and targets to ensure that they are appropriately motivational while not providing an incentive for executives to take excessive or unnecessary risks.  The Compensation Committee has determined that our compensation policies and practices do not provide an incentive for executives to take excessive or unnecessary risks.

Determining Compensation

Roles and Responsibilities

To ensure consistent application of our compensation philosophy, including pay-for-performance, we draw on the perspectives of different groups in setting objectives, reviewing performance and determining rewards for our executive officers, including our NEOs. The table below outlines their involvement.

Roles and Responsibilities

Independent Members of the Board of Directors

•          Set individual performance objectives and goals for Messrs. Swinburn and Coors based on the recommendations of the Compensation Committee.

•          Determine performance against objectives for Messrs. Swinburn and Coors based on the recommendations of the Compensation Committee.

•         In executive session, approve salary, annual incentive and LTIP award values for Messrs. Swinburn and Coors, on the recommendation of the Compensation Committee.

Compensation Committee

•          Sets compensation for the NEOs other than Messrs. Swinburn and Coors.

•         Reviews data, assesses achievement, and recommends compensation for Messrs. Swinburn and Coors for approval by the Board.

•         Considers compensation competitiveness based on the results of the review of peer group and where applicable comparable industry compensation.

•          With input from Mr. Swinburn, sets individual performance objectives based on Company-wide and business unit targets, individual goals, and cumulative results objectives (“CROs”), which are individual goals with cumulative results shared by all executive officers, as described more fully under the heading “Annual Incentive” beginning on page 25, for the NEOs, other than Messrs. Swinburn and Coors, and evaluates achievement of those goals and objectives.

•          Evaluates achievement of individual performance objectives and goals for Messrs. Swinburn and Coors and makes recommendations to the independent members of the Board.

•          Establishes performance measures and maximum payouts for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and certifies achievement of such performance measures.

•          Certifies levels of attainment of Company and business unit performance, and determines the NEOs’ performance on individual goals and CROs.

Compensation Consultant to the Compensation Committee (the Compensation Consultant)

•          Reports directly to the Compensation Committee.

•          Assists in developing recommendations for compensation for executive officers including the NEOs.

•          Based on input and guidance from the Compensation Committee, the CEO and the Global Chief People Officer, develops and provides information and recommendations for use by the Compensation Committee in reviewing and adjusting the Company’s global compensation program, including:

•  peer group and industry data;

•  assessments of pay competitiveness for executive officers;

•  incentive plan design and implementation; and

•  methodologies for implementation of compensation elements and relative pay and performance alignment.

CEO

•          Recommends individual performance objectives and goals of NEOs (other than Mr. Coors), for adoption by the Compensation Committee, and guides the achievement of those goals.

•          Evaluates each NEO (other than Mr. Coors), on the basis of goals set for the year and a self assessment completed by the NEO.

•          Recommends NEO salaries and annual and long-term incentive awards (other than for himself and Mr. Coors), based on his assessments.  Recommendations take into account subjective criteria such as unique talents, criticality to the organization and retention risk.

•          Reviews trend information and reports prepared by the Compensation Consultant regarding competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the Compensation Committee.

Global Chief People Officer

•          Reviews reports and trend information prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels for our executive officers, in order to make recommendations to the Compensation Committee.

•          Makes recommendations regarding changes to our executive compensation programs to the CEO and the Compensation Committee.

Compensation Elements in Context

The Compensation Committee sets each element of the NEOs’ compensation, including base salary, annual and long term incentive compensation, benefits and perquisites, except that it makes recommendations to the independent members of the Board with respect to the compensation of Messrs. Swinburn and Coors.  The Compensation Committee also compares total direct compensation with that of our peer group of companies by position, using this information to assess the overall competitiveness of our compensation program and to determine whether sufficient retention and performance incentives are in place.  While current levels of compensation are a more significant factor in compensation decision making than the compensation accumulated by an executive officer over time, the Compensation Committee takes into account the effect changes in base salary have on annual and long-term incentive compensation.  Additionally, the Compensation Committee considers the expense of compensation and benefit programs in relation to our performance against budget and overall financial performance.

Unique Position of Mr. Coors

As Chairman of the Board of the Company, Executive Chairman of MillerCoors and as a well-recognized public representative of the Company with strong relationships with U.S. distributors, Mr. Coors serves a unique role with the Company. In addition to these responsibilities, Mr. Coors is an iconic figure in the U.S. beer business around product quality; his advocacy of quality provides a significant competitive advantage. There are no direct peer comparisons for that role.  In 2010, Mr. Coors did not receive director fees for his service as Chairman of the Board of the Company. The Compensation Committee recognizes that Mr. Coors, as a member of one of the 2 founding shareholding families with one of the largest interests in the Company, is motivated to stay with the Company whether or not he receives compensation designed for retention. Nevertheless the Compensation Committee exercises its insight and discretion in recommending an appropriate salary for Mr. Coors, and generally expects to recommend a salary below that of the CEO. For performance compensation, Mr. Coors’ short-term incentive compensation target is set at 80% of his base salary and is based on financial performance of MillerCoors, and his long-term incentive target generally is set below that of the CEO. MillerCoors is not involved in determining Mr. Coors’ compensation for his services as Executive Chairman of MillerCoors, but reimburses the Company for the full cost of his salary and annual bonus given that his primary focus is on the MillerCoors joint venture.  Effective 2011, the Compensation Committee recommended and the Board approved changes to the compensation payable to Mr. Coors.  Mr. Coors’ base salary was not increased. However, his target MCIP award was increased to 120% of salary.  MillerCoors will continue to reimburse the Company for the full cost of these amounts. Additionally, it was also determined that Mr. Coors would not receive an LTIP award in 2011 but would be entitled to receive director fees.  The Compensation Committee and the Board considered these changes to be appropriate given Mr. Coors’ primary focus on the MillerCoors business and his service as a Director.

Use of Market Data: Establishing Competitive Executive Compensation

Each year, the Compensation Committee reviews the competitiveness of our compensation program.  This analysis is completed using peer group and other industry data as appropriate to determine competitive levels for each of the elements of total direct compensation (base salary, annual incentive, long-term incentive) and in selected years perquisites and executive benefits.  For 2010, our peer group consisted of the companies listed below.

While the peer group data is the primary tool used to assess the competitiveness of our compensation program, the Compensation Committee also uses this additional information as a reference guideline in determining (or recommending in the case of Messrs. Swinburn and Coors) NEO compensation.  Actual compensation awards are set with reference to this peer group data but also take into account general industry data for comparable positions where appropriate. Factors such as the criticality of the role to the Company, individual performance and retention risk for the executive are also considered.

Peer Group

Brown — Forman	Dean Foods	Hershey Co.
Campbell Soup	DelMonte Foods	Kellogg
ConAgra Foods	Fortune Brands	Ralcorp Holdings
Constellation Brands	General Mills	J.M. Smucker Co.
Cott Corporation	Heinz	Tootsie Roll Industries

Although the peer group includes companies significantly larger and smaller (based on revenues and market capitalization) than the Company, we are between the 50th and 75th percentiles of revenues and market capitalization of the peer group.  All members of the peer group are food and beverage companies that rely on discretionary consumer spending.  The Compensation Committee selected this peer group as representative of the companies most like us in their operations, their brand equity, and the challenges they face.  Additionally, in some cases we compete with these companies for executive talent.

The Compensation Committee established the following overall guidelines of peer group compensation, and where applicable, comparable industry compensation to attract and retain the desired level of talent.

Element of Compensation	Target Percentile
Base Salary	50th percentile of comparable positions
Annual Incentive Awards

•           NEOs (other than Mr. Coors) -75th percentile of comparable positions

•           Mr. Coors — Set by the Board in relation to the other NEO incentive targets, with a minimum target of 80% of salary per his employment agreement

Long-term Incentive Awards

•           NEOs (other than Messrs Swinburn and Coors) - A single executive award range is identified for executives, including the NEOs, based on an average of 50th percentile award targets for comparable positions.

•           CEO - 50th percentile of CEO positions

•            Mr. Coors — Less than the CEO; set at the discretion of the Board

Total Direct Compensation	50th-75th percentile

Setting base salary and LTIP award targets at approximately the market median provides the level of awards and degree of flexibility required to attract and retain top talent.  At the same time, annual incentive targets have been set at the 75th percentile because of the unique challenges of operating a global company on a single unified set of principles.  While each of the elements of the program is reviewed individually to determine market competitiveness, the Compensation Committee also looks at the impact the individual compensation element targets have on total direct compensation

Compensation Program Elements

A summary of the key elements of our executive compensation program and the key decisions made in 2010 are discussed below.

Base salary

•                  Fixed dollar amount, to provide a competitive level of fixed compensation, consistent with our peers, and to reward individual performance and level of experience.

•                  Base salary adjustments for the NEOs, other than Mr. Coors, were approved in March 2010 and are reflected in the table below.  The adjustments were based on the Compensation Committee’s review of market data, Company performance and individual performance.  The actual amounts paid in calendar 2010 are reflected in the Summary Compensation Table.

Name	Salary Increase/ New Salary, effective 4/1/2010
Peter Swinburn	11.4% / $975,000
Stewart Glendinning	4% / $540,800
Peter Coors	0% / $850,000
David Perkins	2% / $612,000 (Canadian dollars)
Samuel Walker	2% / $602,534

•                  In March 2011, Mr. Swinburn’s salary was increased to $1,075,000, an increase of 10.3%, effective April 1, 2011.  Additionally, the other NEOs, other than Mr. Coors, received salary increases ranging from 2.5% to 3.5% effective April 1, 2011.

Annual Incentive

•                  Our annual incentive program is the Molson Coors Incentive Plan (referred to as the “MCIP”).  The MCIP provides variable pay opportunity for short-term performance, consistent with peer companies’ practice, and rewards for achievement of short-term objectives that can have a long-term impact on Company performance.

•                  The MCIP rewards executives including the NEOs for performance against annual company, business unit and individual objectives and CROs.  The Compensation Committee maintains control over MCIP award payout, gauging reasonableness based on performance and Company financial gain.

•                  For 2010, based on Mr. Swinburn’s recommendation, the Compensation Committee set numerous CROs, for each executive officer (including the NEOs other than Mr. Coors), and for the group of executive officers as a whole, to encourage teamwork and collective decision making.  We believe this is an excellent way of building teamwork and leveraging the efforts of the executive officers.  No specific weighting is given to any particular CRO. The CROs are set to be challenging but not impossible to meet.  Early in 2011, the Compensation Committee, with input from Mr. Swinburn on NEOs (other than himself and Mr. Coors) used its discretion to determine the collective level of attainment of the CROs across the leadership team.  For 2010, the Compensation Committee awarded a 150% payout for the 25% of the MCIP linked to the CROs.

•                  The Company-wide objective for the MCIP was based on pre-tax income in 2010.  The pretax income achievement for the Company and the Canadian business unit, and EBITDA for MillerCoors, were measured against a performance scale which included threshold, target and maximum performance levels for the year.  Award payouts could range from 0 to 200% of the target, based on level of achievement.  The Compensation Committee reserved discretion to adjust awards for unforeseen economic or business issues impacting any one or all of the business units.

•                  For 2010, the target levels of achievement at the corporate and business group levels were set as follows.  All income figures reported are in millions of U.S. dollars.  We have adjusted the target figures using current exchange rates in order to remove the impact the change in exchange rates has on the calculations over the course of the year.

	Income Achievement Targets			Performance	Payout
MCBC Business Unit	Pre-Tax Income* for 100% (Target) Payout	Pre-Tax Income* for 150% of Target Payout	Pre-Tax Income for 200% of Target Payout	Pre-Tax Income* (Achievement)	Business Unit Component Payout Percentage
MCC	$471.2	$486.7	$508.8	$451.3	132%
MCBC — Corporate	$754.2	$791.9	$829.6	$802.0	162%
MillerCoors (*EBITDA)	$397.0	$426.6	$456.1	$405.6	101%

2010 MCIP Award Payout Table

The following table summarizes the calculation of final MCIP payouts after review by the Compensation Committee (and the independent members of the Board in the case of Messrs. Swinburn and Coors).  The Company’s performance against the pre-determined measures is set forth in the table above.  The multiplier shown is aligned with corporate, business unit and CRO performance and represents achievement against objectives.  This multiplier was subject to discretionary adjustment (up or down, subject to the plan payout maximum) by the Compensation Committee (or the independent members of the Board, in the case of Messrs Swinburn and Coors) based on individual performance.  The Grants of Plan Based Awards Table provides information on threshold, target and maximum MCIP awards.

NEO	Unit Focus	Weight	MCIP Multiplier	MCIP Award for 2010 (Paid in 2011)
Peter Swinburn	MCBC Corp	100%	162%	$1,847,466
Stewart Glendinning	MCBC Corp	75%	162%	$488,130
	CROs	25%	150%	$150,567
	Total			$638,788
Peter Coors	MillerCoors	100%	101%	$686,800
Samuel Walker	MCBC Corp	75%	162%	$546,405
	CROs	25%	150%	$168,644
	Total			$715,048
David Perkins	MCC	50%	132%	$279,561
	MCBC Corp	25%	162%	$185,610
	CROs	25%	150%	$171,861
	Total			$637,032

Long Term Incentive

We generally grant executives 3 types of long-term incentive awards:  Performance Units, stock options, and RSUs.  The mix of awards is designed to balance performance focus with retention value.  The mix also mitigates the risk of over-focus on a single metric.  The key components of our LTIP and the 2010 awards are summarized below.

Performance Units

•                  The Performance Unit Plan generally measures Company achievement against a pre-determined performance measure over a 3-year performance period.

•                  The Performance Unit Plan provides for annual grants which maintain the visibility of the Performance Unit Plan, keeps focus on the applicable performance metric and aids employee retention. Annual grants (as opposed to end-to-end 3-year grants) also provide less opportunity for the performance metrics to become misaligned with the strategic direction and objectives of the Company.

•                  Each NEO is granted a Performance Unit award of a stated target dollar amount.  This dollar amount is divided by the Company’s closing stock price on the vesting date to determine the number of units.  The number of units that are earned as of the end of the 3-year period is based on the 3-year cumulative Considered EPS achieved by the Company over the period, subject to threshold and maximum limits.  Below threshold, none of the units are earned.  At maximum, 200% of the target number of units can be earned.  If the cumulative 3-year cumulative Considered EPS value achieves threshold, but fails to reach at least a designated low-growth value, a discount factor is applied to the award, reducing the value by a factor computed as the percentage of the range between Threshold and Low Growth that the Company actually achieves for the period.  The earned units are settled in shares.  Considered EPS is defined as earnings per share adjusted to reflect a normalized Company income tax rate.  Considered EPS provides a metric in addition to pre-tax income (upon which the annual incentive is significantly based) which focuses on growth in earnings but also on the value created for our stockholders.

•                  Performance Units are paid pro-rata / at target on retirement and are paid at 120% of target upon a change in control.  On any other termination of employment before the end of the performance period, the Performance Units are forfeited.

•                  Performance Units were granted to the NEOs in 2010 for the 3-year performance period ending on December 29, 2012.  The number of Performance Units granted to each NEO is detailed in the Grants of Plan Based Awards Table beginning on page 33.  Performance Units constituted 40% of the total LTIP awards granted to NEOs in 2010

•                  The goals for Performance Units granted in 2010 are shown in the table below.

Performance Unit Awards — 3 Year Cumulative Considered EPS Values

Vesting Date	Threshold	Low Growth	Target	Maximum Value
May 14, 2013	$9.81	$11.03	$11.91	$23.82
% of Award Earned	0%	93%	100%	200%

Stock Options

•                  Stock option grants generally vest in 3 equal annual installments beginning on the first anniversary of the grant date, subject to continuing employment.  The exercise price of the option can be no less than the fair market value (as defined in the Plan) of the Class B Common Stock on the date of grant.

•                  Upon retirement, unvested stock options vest.  In the event of termination for any other reason, unvested options are forfeited. In the event of a change in control, all unvested stock options vest.

•                  The ten-year term of our stock options provides an effective retention tool over the longer term as they retain potential value for employees even in the face of a prolonged downturn in the equity markets.  This provides balance when compared with our Performance Unit Plan, which may lose all value if we miss the threshold performance criteria built into the grant.

•                  Stock options enhance the ownership perspective of our executives because stock options do not pay out unless there is an increase in the value of our shares.

•                  Stock options constituted 40% of the total LTIP awards granted to each NEO in 2010.  The number of options, the exercise price, and the assumptions used to determine the Black Scholes value of each option are set forth in the Grants of Plan Based Awards Table beginning on page 33.

RSUs

•                  Providing part of the annual LTIP award in the form of RSUs significantly strengthens the retention value of our LTIP by providing a full value component to balance stock options and Performance Units.

•                  Shares vest 100% on the third anniversary of the date of grant, subject to continuing employment, and are settled in shares at that time.

•                  Vesting accelerates in the event of a change in control, retirement or death. Otherwise, RSUs are forfeited upon termination.

•                  RSUs constituted 20% of the total LTIP awards granted to NEOs in 2010.  The number of RSUs granted to each NEO is detailed in the Grants of Plan Based Awards Table.

Grant Date Fair Value of 2010 Awards. The grant date value of the LTIP awards granted to the NEOs in 2010 is shown below.  Options are shown at their Black-Scholes value, as described on page 31.

NEO	Total 2010 LTIP Award (000s)
Peter Swinburn	$3,850
Stewart Glendinning	$1,180
Peter Coors	$2,000
David Perkins	$1,050
Samuel Walker	$1,000

Other Elements

In addition to the compensation program elements described above, we provide certain retirement benefits, change in control and severance protection to our executives, including the NEOs.  The key features of these elements are described below.

Retirement

Executive officers participate in the same retirement, 401(k) and pension plans as do other salaried employees in their home country.  In addition to the Company’s 401(k) plan in the US, the Company provides the Supplemental Savings and Investment Plan to highly-compensated U.S. employees to address the IRS income and benefit restrictions placed on our retirement plans.

As of April 1, 2009, the Company froze benefit accruals under the qualified defined benefit pension plan in place for employees in the Molson Coors Brewing Company (UK) business unit.  Messrs. Swinburn and Glendinning have benefits in that plan and were impacted in accordance with these changes.

The Company has qualified defined benefit and defined contribution, and non-qualified defined benefit and defined contribution plans in place in Canada.

Details regarding the operation of the Company’s retirement and pension plans is provided in the narrative following the Pension Benefits Table beginning on page 36.

Change in Control and Severance

The Company provides economic protection to senior executives through the combination of the Change in Control  Program (CIC Program) and the Company’s Severance Pay Plan which provides protection to executives in other situations involving termination ‘not for cause’.  The NEOs, other than Mr. Coors, participate in the CIC program and the Severance Pay Plan.  Mr. Coors does not participate in either arrangement, as he has a separate salary continuation agreement with the Company.

As a condition of participating in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.

Under the CIC Program, a participant is entitled to certain benefits if he or she is terminated by the Company other than for cause (as defined in the CIC Program), death or disability, or if he or she resigns for good reason (as defined in the CIC Program) on or within a certain period of time (for NEOs, 2 years) after a change in control of the Company (as defined in the CIC Program). These defined terms are described in the narrative to the Potential Payments upon Termination or Change in Control Table. Benefits are also payable if a qualifying termination occurs up to 6 months prior to the change in control at the request of a third party involved in or contemplating a change in control of the Company.

Employment Agreements

Employment agreements are in place for Messrs. Coors, Swinburn, and Glendinning.  The material terms of these agreements are described beginning on page 39.

These agreements do not provide a guarantee of continued employment but rather clarify the workplace transition that will occur should employment of the executive end in a ‘not for cause’ situation.

Important Factors Affecting Compensation Decisions

Recovery of Awards

We consider it unlikely that misconduct by the Company or its employees will result in a financial restatement.  As a result, the Compensation Committee does not have a written policy specifying the consequences with respect to past compensation payments or awards if such a restatement occurs.  However, we do require participants in our long-term incentive awards program to agree that the awards will be forfeited and amounts received subject to recovery if the participant engages in conduct detrimental to us (such as working for a competitor, improper use or disclosure of our confidential information or conduct damaging to us).  In the event of a restatement of our financial statements, the Compensation Committee will develop an appropriate response in relation to past compensation payments or awards.  The Compensation Committee will develop a recovery policy based on the requirements to be issued by the NYSE pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act).

Tax and Accounting Considerations

As a public company, we are not allowed a federal income tax deduction for compensation paid to certain of our NEOs in excess of $1 million during the year, except for performance-based compensation. The Compensation Committee reviews the requirements for performance based compensation and structures annual bonus and long-term incentive compensation to be eligible to qualify as performance based compensation. While the Compensation Committee believes its primary goal is to design a compensation program that encourages us to achieve our objectives, we do design plans to be tax efficient for the Company. As a result, there have been and there likely will be additional circumstances where the Company pays compensation that is not fully deductible. The Compensation Committee intended all compensation paid in 2010 to be deductible.

The Compensation Committee also reviews all plans, programs and agreements developed to provide non-qualified deferred compensation and seeks to avoid the unintentional triggering of any excise taxes and other penalties on employees, including our NEOs.

The Compensation Committee also considers the effect of accounting treatment in determining appropriate forms of compensation.

Other

Equity Grant Process

We have no practice of timing equity grants to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the compensation of our NEOs.

Beginning in 2010 the Compensation Committee determined to evaluate and approve annual equity grants at the same time as it determines and approves the Company’s annual salary adjustments and annual incentive (MCIP) payout.

Individual recognition equity awards may be granted at other times during the year related to special events (joint ventures, extraordinary performance, etc.).  Awards of stock options, RSUs or other equity incentives to new executive officers occur at the time the individual joins the organization or first becomes an officer.  No such grants were made to NEOs in 2010.

See columns (f) and (g) of the Summary Compensation Table, columns (f) through (i) of the Grants of Plan-Based Awards Table and the Outstanding Equity Awards Table for more information on long-term incentive awards granted to the NEOs.

Stock Ownership Guidelines

We have stock ownership guidelines for our senior officers, including the NEOs, because it is important for the leadership team to have a meaningful stake in the Company to further align management’s interests with those of our stockholders. Under the guidelines, senior officers are to accumulate shares and share equivalents having a market value equal to a prescribed multiple of annual salary.  All of our NEOs satisfied the applicable stock ownership guidelines, which are set forth below.

Position	Ownership Requirement: Multiple of Annual Salary	Additional Details
Mr. Swinburn and Mr. Coors	5 x	• Each NEO has until 2011 or 5 years from commencing NEO status (if later) to reach the required ownership level
Other Named Executive Officers	4 x

•    Shares owned outright, vested RSUs, the value of shares in deferred compensation plans, and the projected after-tax value of unvested RSUs and Performance Units count toward the ownership requirement

Other Senior Executives	4 x

Independence of Compensation Consultant to the Compensation Committee

During 2010, the Compensation Committee utilized Pay Governance, an independent executive compensation firm who does no other business with the Company, to advise the Compensation Committee and Board on the design and potential changes to the Company’s executive and director compensation policies.

The Compensation Committee reviews the Company’s relationship with Pay Governance to ensure the independent judgment of the Compensation Consultant to the Compensation Committee. The review is conducted to ensure the Compensation Consultant renders candid and direct advice independent of management’s influence.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in these proxy materials.

SUBMITTED BY THE COMPENSATION COMMITTEE

H. Sanford Riley (Chair)	Rosalind G. Brewer	Charles M. Herington

EXECUTIVE COMPENSATION

The following tables summarize the total compensation earned in 2010 by each of the Named Executive Officers (NEOs).

SUMMARY COMPENSATION TABLE FOR 2010

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)		(j)
Peter Swinburn	2010	941,667	2,310,000	1,540,000	1,895,400	690,538	384,368		7,761,972
President and Chief Executive Officer	2009	875,000	3,500,020	1,400,001	2,100,000	1,307,318	273,127	(1)	9,455,466
	2008	746,963	1,656,845	699,252	824,277	926,515	1,631,163		6,485,015

Stewart Glendinning	2010	533,867	708,000	472,000	638,788	70,455	155,434		2,578,544
Global Chief Financial Officer	2009	513,333	1,150,028	460,004	772,603	194,724	62,888	(1)	3,153,580
	2008	430,206	433,662	115,486	229,852	20,575	153,162		1,382,943

Peter H. Coors	2010	849,979	1,200,000	800,000	688,160	0	303,649		3,841,788
Chairman of the Board of Molson Coors; Chairman of the Board of MillerCoors	2009	849,750	1,200,030	800,006	779,051	0	131,363		3,760,200
	2008	841,500	2,416,509	1,267,452	1,188,721	878,599	91,678		6,684,459

David Perkins(2)	2010	632,433	630,000	420,000	665,130	1,102,644	115,027		3,565,234
President and Chief Executive Officer, Molson Canada	2009	551,054	1,000,021	400,003	607,470	782,541	689,164	(1)	4,030,253

Samuel Walker(2)	2010	598,596	600,000	400,000	715,048	0	179,838		2,493,482
Global Chief Legal Officer and Managing Director, MillerCoors

(1)   The amount of All Other Compensation for Messrs. Swinburn and Glendinning for 2009 has been adjusted to reflect the incremental cost of personal travel that was inadvertently excluded last year.  The amount of All Other Compensation for Mr. Perkins for 2009 has been adjusted to reflect tax-gross-ups paid to Mr. Perkins in connection with his relocation to Canada in 2009.  The amounts were paid in 2010 and 2011.

(2).  Mr. Perkins was not an NEO in 2008.  Mr. Walker was not an NEO in 2009 or 2008.  Compensation is therefore not provided for these years.

Stock Awards (Column (e))

The amount in the Stock Awards column is the grant date fair value of stock awards granted to each NEO, calculated in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards

Codification 718, Compensation-Stock Compensation (FASB Topic 718).  The stock awards granted to the NEOs consisted of Performance Units and RSUs and are described in the CD&A beginning on page 27.

The assumptions used to calculate these amounts are incorporated by reference to Note 14 to the Company’s consolidated financial statements in the Form 10-K.   The Performance Units and the RSUs were granted under the Molson Coors Brewing Company Incentive Compensation Plan (Incentive Plan), the material provisions of which are described beginning on page 40.

The Company cautions that the amounts reported for these awards may not reflect the amounts that the NEOs will actually realize from the award.  Whether, and to what extent, a NEO realizes value is dependent on a number of factors including, the Company’s performance, stock price, and the NEOs continued employment.

Option Awards (Column (f))

The amount in the Option Awards column is the grant date fair value of option awards granted to each NEO, calculated in accordance with FASB Topic 718.  In calculating these amounts, the Company does not take into account the risk of forfeiture.  The stock options awards granted to the NEOs are described in the CD&A.

The assumptions used to calculate these amounts are incorporated by reference to Note 14 to the Company’s consolidated financial statements in the Form 10-K.   The stock options were granted under the Incentive Plan.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column represent amounts earned by the NEOs under the MCIP in 2010.  The MCIP is a sub-plan under the Incentive Plan.  Details regarding the calculation of MCIP payments are included in the CD&A beginning on page 25.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column (h))

The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column include change in pension value under the tax qualified pension plan for our UK and Canadian units and under the SERP. Amounts shown for years prior to 2009 also include the change in value of benefits under the Molson Coors Retirement Plan or the U.S. tax qualified defined benefit pension plan, which was transferred to MillerCoors at the time the joint venture was formed.

All Other Compensation (Column (i))

The amounts reported in the All Other Compensation Column reflect the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Molson Coors Brewing Company Savings and Investment Plan (Thrift Plan) and the Molson Coors Brewing Company Supplemental Savings and Investment Plan (Supplemental Thrift Plan); and (iv) the dollar value of life insurance premiums paid by the Company.  The amounts contributed to the Thrift Plan and Supplemental Thrift Plan (collectively, Thrift Plans) are calculated on the same basis for all participants in the relevant plan.  The material provisions of the Thrift Plans are described beginning on page 40.

The table below outlines the perquisites and other personal benefits that are required to be disclosed under SEC rules.  The table also outlines the additional all other compensation required to be disclosed under SEC rules.  A “Yes” indicates that the NEO received the amount but is not required to be disclosed and a “No” indicates that the NEO did not receive the perquisite or personal benefit.  A description of all perquisites and other personal benefits provided by the Company in 2010 follows the table.

Perquisites and Other Personal Benefits							Additional All Other Compensation
Name	Executive Physical	Financial Planning	Parking Allowance	Sports Tickets	Car Allowance	Personal Travel	Tax Reimbursement	Contributions to Thrift Plans	Life Insurance Premiums
Peter Swinburn	No	Yes	Yes	Yes	Yes	$37,312	$15,383	$281,100	$21,670
Stewart Glendinning	Yes	Yes	Yes	Yes	Yes	Yes	$4,386	$124,932	$4,326
Peter H. Coors	Yes	Yes	No	No	No	No	$43,766	$153,963	$82,045
David Perkins	Yes	Yes	No	Yes	Yes	No	No	No	$0
Samuel Walker	No	Yes	Yes	Yes	No	No	$9,432	$140,215	$9,807

Executive Physical

Molson Coors supports the health and well being of all employees by providing medical benefits and a wellness program. In addition to the standard health and wellness benefit, executives are encouraged to receive an annual physical at the expense of the Company.

Financial Planning

The Company provides financial planning services to the NEOs to assist in the management of personal finance.  The services may be used for services such as estate planning, tax planning or annual financial reviews.  No tax reimbursements are provided to the NEOs for this benefit.

Parking Allowance

The Company provides a parking allowance to all Denver based employees, including the Denver based NEOs.  Mr. Coors does not receive a parking allowance.  No tax reimbursements are provided to the NEOs for this benefit.

Sports Tickets

Molson Coors provides sports tickets to U.S. and Canada based executives to distribute to employees for reward/ recognition, to donate to corporate-sponsored fundraisers or charitable events, or for personal use.  For a portion of 2010, the NEOs were provided a tax reimbursement for the personal use of the sports tickets.

Car Allowance

The Company provides a car allowance to Messrs. Swinburn, Glendinning and Perkins.  Molson Coors strives to provide a market-competitive total rewards package for our executives. We provide select executives with a car allowance in accordance with market practice.  No tax reimbursement is provided.  Mr. Perkins’ car was purchased in 2009 and the entire amount was included in the 2009 compensation information for Mr. Perkins.  Mr. Glendinning’s car allowance ended in June 2010.

Personal Travel

Pursuant to his employment agreement, Mr. Swinburn is entitled to 4 annual first class trips to the UK and his wife is entitled to 5 annual first class trips.  Mr. Glendinning’s employment agreement provides that he and his spouse are entitled to an annual trip to the UK in each of 2009, 2010 and 2011.   No tax reimbursement is provided.

Additional All Other Compensation

Tax Reimbursement.  The amounts in the table above reflect tax reimbursements paid to certain NEOs.  The amounts are related to tax reimbursements with respect to life insurance premiums paid by the Company and for sports tickets for a portion of 2010.  In 2010, the Company determined to no longer provide tax reimbursements for personal use of sports tickets.

Contributions to Thrift Plans.  The Company makes direct and matching contributions for each of Messrs. Swinburn, Coors, Glendinning and Walker under the Thrift Plans, as applicable, on the same terms and using the same formula as other participating employees.  The amounts reflected in the table above represent the following:

•	Mr. Swinburn:	$29,400 to the Thrift Plan and $251,700 to the Supplemental Thrift Plan.
•	Mr. Coors:	$29,400 to the Thrift Plan and $124,563 to the Supplemental Thrift Plan.
•	Mr. Glendinning:	$22,050 to the Thrift Plan and $95,532 to the Supplemental Thrift Plan.

•	Mr. Walker:	$29,400 to the Thrift Plan and $110,815 to the Supplemental Thrift Plan.

Life Insurance Premiums.  The Company provides limited life insurance to all U.S. employees.  For NEOs, the coverage is equal to eight times their salary.  NEOs are provided a tax reimbursement for this benefit.

GRANTS OF PLAN BASED AWARDS FOR 2010

The following table sets forth information on awards of cash, stock options, Performance Units and RSUs to each of the Company’s NEOs in 2010, made under our stockholder approved Incentive Compensation Plan and the MCIP.

			Estimated Future Payouts Under Non-Equity Plan Awards(1)			Estimated Future Payouts Under Equity Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Description	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Peter Swinburn	03/15/10	RSUs							17,854			770,043
	03/15/10	Perf. Units				106,505	129,304	258,608				422,824
	03/15/10	Stk.Options								141,285	43.13	1,458,061
	2010	MCIP	570,205	1,140,411	2,280,222
Stewart Glendinning	03/15/10	RSUs							5,472			236,007
	03/15/10	Perf. Units				32,643	39,631	79,262				129,593
	03/15/10	Stk.Options								43,303	43.13	446,887
	2010	MCIP	200,877	401,753	803,507
Peter H. Coors	03/15/10	RSUs							9,275			400,031
	03/15/10	Perf. Units				55,327	67,171	134,342				219,649
	03/15/10	Stk.Options								73,395	43.13	757,436
	2010	MCIP	340,000	680,000	1,360,000
David Perkins	03/15/10	RSUs							4,870			210,043
	03/15/10	Perf. Units				29,042	35,625	70,530				115,317
	03/15/10	Stk.Options								38,533	43.13	397,661
	2010	MCIP	230,948	461,896	923,792
Samuel Walker	03/15/10	RSUs							4,638			200,037
	03/15/10	Perf. Units				27,664	33,856	37,175				109,826
	03/15/10	Stk.Options								36,698	43.13	378,723
	2010	MCIP	224,858	449,716	899,432

Estimated Future Payouts under Non-Equity Incentive Plan Award

The amounts represent the awards made under the annual MCIP in March 2010 to each of the NEOs as described beginning on page 25 of the CD&A. Actual payments under these awards have already been determined, were paid on March 11, 2011, and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the 2010 Summary Compensation Table.

Estimated Future Payouts under Equity Incentive Plan Awards

The awards represent Performance Units granted in 2010 under the Incentive Plan. The performance period for the awards is January 1, 2010 to December 31, 2012. The grant date fair value is included in the Stock Awards column (column (e)) of the 2010 Summary Compensation Table. For a discussion of the Performance Unit awards for 2010, see the CD&A beginning on page 27.

All Other Stock Awards; Number of Shares or Stock Units

The awards represent RSUs granted in 2010 under the Incentive Plan. The RSUs vest on the third anniversary of the grant date.  The grant date fair value is included in the Stock Awards column (column (e)) of the 2010 Summary Compensation Table.

All Other Option Awards (Stock Options)

The awards represent stock options granted in 2010 to Named Executive Officers under the Incentive Plan. These options have a term of ten years from the grant date and vest in 3 equal annual installments beginning on the first anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 25, 2010

The following table sets forth the outstanding equity awards held by the NEOs at the fiscal year ended December 25, 2010.  The year-end values set forth in the table are based on the $50.93 closing price for our Class B common stock on December 23, 2010, the last trading day of the fiscal year.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date (3)	Number of Shares or Units of Stock that have not vested (#) (4)	Market Value of Shares of Stock or Units that have not vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($) (6)
Peter	—	—	—	—	10,000	509,300	—	—
Swinburn	—	—	—	—	10,000	509,300	—	—
	—	—	—	—	17,854	909,304	—	—
	—	—	—	—	16,659	848,443	—	—
	—	—	—	—	3,436	174,995	—	—
	—	—	—	—	6,544	333,286	—	—
	—	—	—	—	—	—	146,291	933,337
	—	—	—	—	—	—	139,304	1,400,005
	—	—	—	—	—	—	129,304	1,540,011
	47,602	—	45.79	5/18/17	—	—	—	—
	15,611	7,805	57.76	5/15/18	—	—	—	—
	13,333	6,667	55.23	7/01/18	—	—	—	—
	50,000	—	37.18	3/15/15	—	—	—	—
	30,000	—	31.57	5/02/15	—	—	—	—
	46,000	—	34.57	3/16/16	—	—	—	—
	45,220	90,349	42.02	5/14/19	—	—	—	—
	—	141,285	43.13	3/15/20	—	—	—	—
Stewart	—	—	—	—	1,039	52,916	—	—
Glendinning	—	—	—	—	1,688	85,970	—	—
	—	—	—	—	5,000	254,650	—	—
	—	—	—	—	5,474	278,791	—	—
	—	—	—	—	5,472	278,689	—	—
	—	—	—	—	—	—	48,067	306,667
	—	—	—	—	—	—	45,772	460,009
	—	—	—	—	—	—	39,631	472,005
	10,794	—	45.79	5/18/17	—	—	—	—
	6,777	3,389	57.76	5/15/18	—	—	—	—
	9,500	—	34.57	3/16/16	—	—	—	—
	20,000	—	30.80	7/01/15	—	—	—	—
	14,858	29,716	42.02	5/14/19	—	—	—	—
	—	43,303	43.13	3/15/20	—	—	—	—
Peter H. Coors	—	—	—	—	—	—	79,602	800,000
	—	—	—	—	—	—	67,171	800,007
	—	—	—	—	11,409	581,060	—	—
	—	—	—	—	14,909	761,353	—	—
	—	—	—	—	15,978	813,760	—	—
	—	—	—	—	9,520	484,854	—	—
	—	—	—	—	9,275	472,376	—	—
	100,728	—	45.79	5/18/17	—	—	—	—
	51,680	25,840	57.76	5/15/18	—	—	—	—
	—	73,395	43.13	3/15/20	—	—	—	—
	25,840	51,680	42.02	5/14/19	—	—	—	—
	90,000	—	32.67	5/18/16	—	—	—	—
	250,000	—	37.18	5/12/15	—	—	—	—
	250,000	—	32.66	2/12/14	—	—	—	—
	250,000	—	24.51	2/13/13	—	—	—	—
	250,000	—	28.00	2/14/12	—	—	—	—

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date (3)	Number of Shares or Units of Stock that have not vested (#) (4)	Market Value of Shares of Stock or Units that have not vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($) (6)
David Perkins	—	—	—	—	3,763	191,650	—	—
	—	—	—	—	6,544	333,286	—	—
	—	—	—	—	4,760	242,427	—	—
	—	—	—	—	4,870	248,029	—	—
	—	—	—	—	—	—	41,798	266,671
	—	—	—	—	—	—	39,801	400,000
	—	—	—	—	—	—	35,265	420,006
	17,098	8,549	57.76	5/15/18	—	—	—	—
	47,602	—	45.79	5/18/17	—	—	—	—
	12,920	25,840	42.02	5/14/19	—	—	—	—
	—	38,533	43.13	3/15/20	—	—	—	—
	14,400	—	34.57	3/16/16	—	—	—	—
	15,000	—	31.88	9/01/15	—	—	—	—
	18,000	—	37.18	3/15/15	—	—	—	—
	12,960	—	40.94	5/10/12	—	—	—	—
Samuel Walker	—	—	—	—	3,927	200,002	—	—
	—	—	—	—	6,544	333,286	—	—
	—	—	—	—	4,760	242,427	—	—
	—	—	—	—	4,638	236,213	—	—
	—	—	—	—	—	—	41,798	266,671
	—	—	—	—	—	—	39,801	400,000
	—	—	—	—	—	—	33,586	400,009
	17,841	8,921	57.76	5/15/18	—	—	—	—
	42,314	—	45.79	5/18/17	—	—	—	—
	—	36,698	43.13	3/15/20	—	—	—	—
	12,920	25,840	42.02	5/14/19	—	—	—	—
	50,000	—	34.57	3/16/16	—	—	—	—
	23,791	—	31.57	5/02/15	—	—	—	—
	20,000	—	37.18	3/15/15	—	—	—	—
	20,000	—	32.66	2/12/14	—	—	—	—
	20,000	—	34.50	11/01/12	—	—	—	—

(1)          This column includes SOSARs and stock options that have not vested. Stock options and SOSARs vest in equal annual installments over a 3 year period, subject to acceleration of vesting in the event of a change in control or certain termination events.

(2)          This column indicates the stock option and SOSAR strike price.

(3)          This column indicates the expiration date for stock options and SOSARs which is ten years from the date of grant.

(4)          This column includes unvested RSUs which, except as described in this note, vest on the third anniversary of the date of grant, based on continuing employment, subject to acceleration in the event of a change in control or certain termination events. Mr. Coors’ 16,000 unvested RSUs are part of a grant of 80,000. The settlement of Mr. Coors’ RSUs is deferred until 6 months after termination of employment.

(5)          Market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs by the closing market price of $50.93 on December 23, 2010.

(6)          The value of Performance Units is calculated based on target values as of the date of grant.  For the phase-in Performance Units with a one year vest, the target value is $3.04 per unit and, based on 2009 considered EPS results, will pay out at $3.27 per unit; for the phase-in Performance Units that vest over 2 years, the target value is $ 6.38 per unit and for the 3 year Performance Units the target value is $10.05 per unit.

STOCK OPTION EXERCISES AND STOCK VESTED DURING 2010

The following table sets forth the number of shares acquired upon exercising stock options and vesting of stock awards by the Company’s NEOs during 2010.

	OPTION AWARDS		STOCK AWARDS (1)
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized On Vesting ($)(3)
Peter Swinburn	—	—	11,682	501,976
	—	—	4,704	205,094

	OPTION AWARDS		STOCK AWARDS (1)
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized On Vesting ($)(3)
Stewart Glendinning	—	—	3,839	164,962
	—	—	1,068	46,565
Peter H. Coors	250,000	3,931,300	9,952	433,907
	—	—	393	16,647
David Perkins	—	—	3,338	143,434
	—	—	4,704	205,094
Samuel Walker	—	—	3,338	143,434
	—	—	4,704	205,094
	—	—	4,059	171,939
	—	—	30,853	1,317,115

(1)          Values shown are the taxable income resulting from the exercise of stock options, calculated for each option share by subtracting the stock option exercise price from the fair market value of the stock at exercise.

(2)          Stock awards which vested on May 18, 2010, June 30, 2010 and July 1, 2010 are RSUs, and those which vested on May 13, 2010 are Performance Units.

(3)          Settlement of RSUs for Mr. Coors is deferred until 6 months after termination of employment.  Amounts shown for Mr. Coors are not taken into income until settled (6 months after termination of employment), at which time the value of the shares may be higher or lower.

 Performance Unit value calculated on May 13, 2010 using the closing market price of $42.97.  RSU values were calculated on May 18, 2010 using the closing market price of $43.60; on June 30, 2010 using the closing market price of $42.36; and on July 1, 2010 using the closing market price of $42.69.

PENSION BENEFITS AT 2010 FISCAL YEAR-END

The following table sets forth the present value of accumulated benefits payable to each of the NEOs under the tax qualified and non-qualified retirement plans including their years of service (if applicable). Such amounts are determined using assumptions stated in Note 17 “Employee Retirement Plans” to the Company’s Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Peter S. Swinburn (UK)	Qualified	35	7,598,739	343,255
Stewart Glendinning (UK)	Qualified	5	341,905	—
Peter H. Coors	Non-qualified and SCP Conversion	—	7,800,000	—
David Perkins	Qualified Plan	22	908,194	—
	Non-qualified DB and SERP	12	4,116,026	—
Samuel D. Walker	—	—	—	—

U.K. Pension

The present value of accumulated benefits for the UK qualified pension plan is shown for Messrs.  Swinburn and Glendinning (through December 31, 2010) using an assumed retirement age of 60 (age 55 for Mr. Swinburn) a discount rate of 5.7%, a price inflation rate of 3.6%, and pension increases which are assumed to be 3.5% for pre-April 2006 contributions and 3.0% for post-April 2006 contributions. The post-retirement mortality is determined from the PA80 C08 mortality table with medium cohort improvements from 2010. The average annual exchange rate for 2010 of 1.5468 U.S. dollars to the British Pound was used to complete the currency conversion. The UK pension plan was frozen to future benefit accrual effective April 11, 2009.

Mr. Swinburn chose to begin drawing benefits under the UK pension plan at age 55.

Mr. Coors’ Pension

The present value of accumulated benefits for Mr. Coors represents a change to Mr. Coors’ retirement benefit approved in 2009. Through this change, Mr. Coors’ Non-Qualified plan balance (valued at the end of 2008 at $4,755,548) and the post retirement Salary Continuation Plan Agreement (valued at $4,141,657 at the end of 2008) were converted to a single sum value of $7,500,000 as of the beginning of 2009. The new plan credits the balance with 4% interest annually until Mr. Coors retirement. At that time Mr. Coors will receive the balance as a lump sum.

Canadian Pension

The qualified and non-qualified balances for Mr. Perkins are displayed in the table above. The material provisions are described on page 39. The amount set forth in the table above for Mr. Perkins represents the present value of Mr. Perkins’ accumulated benefits under Molson Canada’s non-qualified SERP defined benefit plan which has been reduced by the present value of the benefits to which he is entitled under the Company’s qualified and non-qualified defined benefit plans. Mr. Perkins’ balances were converted from Canadian to U.S. dollars using the average annual exchange rate for 2010 of 1.0313 Canadian dollars to the U.S. dollar.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects the incremental amount of compensation payable to each of the NEOs in the event of various termination scenarios or a change in control of the Company. The amounts shown assume that such termination was effective as of December 25, 2010 and the value of our common stock was the December 23, 2010, closing market price of $50.93. The amounts do not include benefits earned or vested on or before December 25, 2010, or benefits provided under insurance or regular programs available to salaried employees generally.

VOLUNTARY SEPARATION OR RETIREMENT

	Severance Payments	Benefits and Perquisites	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of Restricted Stock/Performance Units ($)	Pension Enhancements	Excise Tax Gross-ups
Peter Swinburn	—	—	1,907,834	2,081,306	—	—
Stewart Glendinning	—	—	—	—	—	—
Peter H. Coors	—	—	1,032,950	2,250,902	—	—
David Perkins	—	—	530,791	670,240	—	—
Samuel Walker	—	—	—	—	—	—

Messrs. Swinburn, Coors and Perkins are retirement eligible for purposes of the Incentive Plan and are entitled to accelerated vesting of all of their stock options and SOSARS and a pro-rata portion of their Performance Units and RSUs.  The amounts in the table reflect the (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $50.93, the closing price of Class B common stock on December 23, 2010 and (ii) the value of Performance Units and RSUs.  Performance Units are still subject to the Company meeting the applicable performance requirement.  The table assumes performance at target.  Messrs. Glendinning and Walker are not retirement eligible and would receive no additional payments.

INVOLUNTARY TERMINATION WITHOUT CAUSE

	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options	Acceleration of Vesting of Restricted Stock/Performance Units	Pension Enhancements	Excise Tax Gross-ups
Peter Swinburn	1,950,000	296,963	—	—	—	—
Stewart Glendinning	540,770	40,906	—	—	—	—
Peter H. Coors	5,907,500	—	—	—	—	—
David Perkins	1,237,713	252,448	—	—	—	—
Samuel Walker	602,534	21,145	—	—	—	—

The amounts for Messrs. Swinburn, Coors and Glendinning are pursuant to the terms of their respective employment agreements.  For Messrs. Perkins and Walker, the amounts reflect the terms of the Company’s severance plan.  Messrs. Swinburn, Coors and Perkins are retirement eligible for purposes of the Incentive Plan and are entitled to accelerated vesting of all of their stock options and SOSARS and a pro-rata portion of their Performance Units and RSUs.  These amounts are set forth in the Voluntary Separation or Retirement Table.

TERMINATION FOR CAUSE

	Severance Payments	Benefits and Perquisites	Acceleration of Vesting of Stock Options	Acceleration of Vesting of Restricted Stock/Performance Units	Pension Enhancements	Excise Tax Gross-ups
Peter Swinburn	—	—	—	—	—	—
Stewart Glendinning	—	—	—	—	—	—
Peter H. Coors	—	—	—	—	—	—
David Perkins	—	—	—	—	—	—
Samuel Walker	—	—	—	—	—	—

No amounts are paid if the NEO is terminated for cause.

DISABILITY / DEATH

	Severance Payments	Benefits and Perquisites	Acceleration of Vesting of Stock Options	Acceleration of Vesting of Restricted Stock/Performance Units ($)	Pension Enhancements	Excise Tax Gross-ups
Peter Swinburn	—	—	—	2,081,305	—	—
Stewart Glendinning	—	—	—	568,073	—	—
Peter H. Coors	—	—	—	2,250,902	—	—
David Perkins	—	—	—	670,239	—	—
Samuel Walker	—	—	—	674,415	—	—

The amounts in the table reflect the value of Performance Units and RSUs.  Performance Units are still subject to the Company meeting the applicable performance requirement.  The table assumes performance at target.

CHANGE IN CONTROL

	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of Restricted Stock/Performance Units ($)	Pension Enhancements	Excise Tax Gross-ups ($)
Peter Swinburn	7,605,000	11,718	1,907,854	5,132,642	—	$5,182,180
Stewart Glendinning	3,244,780	17,370	602,533	1,517,423	—	$1,633,277
Peter H. Coors	—	—	—	—	—	—
David Perkins	3,713,138	10,314	530,791	1,519,400	—	—
Samuel Walker	3,615,207	17,010	516,478	1,491,941	—	$1,881,856

The amounts in the table under Severance Payments and Benefits and Perquisites reflect the payments under the CIC Program.  Mr. Coors does not participate in the CIC Program.  The amounts in the table also reflect the (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $50.93, the closing price of Class B common stock on December 23, 2010 and (ii) the value of Performance Units and RSUs.  The value of the Performance Units is calculated assuming performance at 120% of target.

MATERIAL TERMS OF EMPLOYMENT AGREEMENTS

The Company has employment agreements in place with Messrs. Swinburn, Coors and Glendinning.

Coors Employment Agreement

We entered into an employment agreement with Mr. Coors that took effect on June 27, 2005 (the Effective Date). Mr. Coors receives an annual base salary of $850,000, which remains unchanged since 2008.  Mr. Coors has a target bonus percentage of at least 80% of his annual base salary.

In conjunction with entering into the employment agreement, Mr. Coors also entered into a confidentiality and non-competition agreement in favor of the Company that applies during the term of his employment and for 12 months thereafter.

Mr. Coors is also covered by a post-termination compensation agreement described in more detail in narrative to the 2010 Pension Benefits Table on page 37. The termination benefit became non-forfeitable when Mr. Coors reached age 55.

Swinburn Employment Agreement

Mr. Swinburn’s employment agreement as CEO took effect on July 1, 2008. The agreement provides that Mr. Swinburn’s employment may be terminated by the Company on 24 months prior written notice or by Mr. Swinburn by giving 6 months prior written notice.  Under the terms of his employment agreement, Mr. Swinburn is entitled to travel benefits to the U.K. as described on page 33 and a monthly car allowance.

Glendinning Employment Agreement

Mr. Glendinning’s employment agreement as CFO took effect on July 1, 2008. The agreement provides that, in the event of involuntary termination by the Company other than for cause, Mr. Glendinning receives continued salary and benefits for 12 months.   The agreement also provides for certain additional benefits such as a car allowance (through June 2010); and 5 weeks vacation annually.  Additionally, Mr. Glendinning is entitled to annual trips to the U.K. as described on page 33.

SUMMARY OF MATERIAL PLANS

Retirement Plans

Pension Benefits Plan

United States Participants

The Company froze its U.S. qualified pension plan in 2008 and the assets and liabilities of the plan were transferred to MillerCoors. During 2009, the Company converted its supplemental executive retirement plan (SERP) and excess benefit plan into the Supplemental Thrift Plan. The Supplemental Thrift Plan covers selected employees affected by federal tax rules limiting the amount of compensation that may be taken into account or benefits that such employees may receive under U.S. tax qualified retirement plans sponsored by the Company. At the time the Supplemental Thrift Plan was formed, it assumed liabilities from the SERP and excess benefit plan.  As noted above, in 2009, upon agreement of the Board and Mr. Coors, Mr. Coors’ Salary Continuation Plan (SCP) and non-qualified deferred compensation plan balances were converted into a new retirement benefit which will be payable as a lump sum at the time of his retirement. This new agreement is described under the caption Mr. Coors’ Pension on page 37.

Canadian Participants

The Company maintains qualified and non-qualified defined benefit plans and qualified and non-qualified defined contribution plans for certain Canadian employees, including Mr. Perkins. The non-qualified SERP defined benefit plan provides for an annual pension benefit, payable at age 65, equal to 2% of the participant’s highest 3 year average earnings for each year of service up to 25 years and 1% for years in excess of 25. For purposes of calculating benefits under this plan, earnings include base salary and bonus.

The benefits to which participants are eligible under the non-qualified SERP defined benefit plan are reduced by the amount of benefits that the participant is entitled to under the defined contribution plans and the qualified and non-qualified defined benefit plan. Under the defined contribution plans, the Company contributes an amount equal to 5.5% of the participant’s base salary annually.   The qualified and non-qualified defined benefit plans are defined benefit career average plans with a current formula of 1% of participant’s base annual salary up to the Year’s Maximum Pensionable Earnings (YMPE) plus 1.4% of base annual salary in excess of the YMPE. The amount set forth in the table above for Mr. Perkins represents the present value of Mr. Perkins’ accumulated benefits under the Company’s non-qualified  SERP defined benefit plan, reduced by the present value of the benefits to which he is entitled under the Company’s qualified and non-qualified wrap-around defined benefit plan.

Non-qualified defined benefit plan provisions are the same as the qualified defined benefit plan based on the excess of the benefits that exceed the Income Tax Limit.

United Kingdom Participants

Effective April 1, 2009, the Company froze its UK defined benefit plan for all employees. For Mr. Swinburn, the rate of accrual was 1/30th per year of service based on plan provisions in place at the time he joined the plan.  Final pensionable pay is defined as a one-year average of basic pay. The benefit is earned on a “straight line approach” and capped at a maximum of 20 years’ service.  Normal retirement age for executive participants is age 60, although Mr. Swinburn chose to draw his benefits from age 55 without reduction for early payment under an enhanced early retirement facility. Once pension payments have commenced, the benefit is increased each year by a cost of living adjustment subject to a maximum of 5% per year. (For accruals after April 5, 2006, the maximum adjustment has been reduced to 3%).  For purposes of calculating the present value of accumulated benefits in the table above, the annual cost of living adjustment has been assumed to be 3.6% annually.

The Thrift Plan

The Thrift Plan is a broad-based tax qualified contribution plan that applies on the same terms for most U.S. employees.  The Company contributes to each participant’s account an amount equal to (i) 100% of the participant’s contributions but not more than 4% of the participant’s compensation or the amount allowable under the limits imposed under the Code, whichever is lower (Matching Contribution); and (ii) 5% of the participant’s compensation or the amount allowable under the limits imposed under the Code, whichever is lower (Non-elective Contribution).  For 2010, compensation over $245,000 may not be taken into account under the Thrift Plan. The Company’s contributions are made in cash.  Employees are immediately vested in the Matching Contributions.  Non-elective contributions vest after the completion of 3 years of service.

The Supplemental Thrift Plan

The Supplemental Thrift Plan makes employees whole when the Code limits the Company contributions that otherwise would be credited to them under the Thrift Plan.  The Company makes up for amounts that cannot be credited under the Thrift Plan by crediting the employee with the Company contributions in cash. Participants are immediately vested in their Supplemental Thrift Plan benefit.  Employees are not permitted to make contributions to the Supplemental Thrift Plan.

Incentive Plans

Annual Incentives

The Company maintains the MCIP as a sub-plan under the Incentive Plan.  The Compensation Committee may designate one or more criteria from the list outlined in the Incentive Plan.  Target annual incentives are established for each participant.  No payments can be made under the Incentive Plan if a minimum level of performance is not achieved.

Long Term Incentives

Stock Options

The Company has outstanding options under the Incentive Plan, Adolph Coors Company Equity Incentive Plan (1990 Plan) and the Molson Inc. 1988 Canadian Stock Option Plan (Molson Plan).  The plans provide that the exercise price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.

All grants under the 1990 Plan and the Molson Plan are vested.  Under the Incentive Plan, vesting accelerates in connection with a change in control and for retirement eligible employees, in all cases other than termination for cause.

Stock Appreciation Rights

The Company has outstanding, stock appreciation rights, or SARs, under the Incentive Plan, SARs may be granted to participants at any time as determined by the Plan Committee.  The plans permit the Company to grant freestanding SARs, tandem SARs, or any combination of these forms of SARs.  The grant price for each grant of a freestanding SAR must be at least equal to 100% of the fair market value of the underlying shares on the date of grant. The grant price of tandem SARs will be equal to the exercise price of the related option. Generally, the term of an SAR shall not exceed 10 years.

All grants under the 1990 Plan and the Molson Plan are vested.  Under the Incentive Plan, vesting accelerates in connection with a change in control and for retirement eligible employees, in all cases other than termination for cause.

Restricted Stock Units

The Company has outstanding RSUs under the Incentive Plan.  The Company may impose such conditions or restrictions on any shares of restricted stock units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each restricted stock unit, restrictions based upon the achievement of specific performance goals, time based restrictions on vesting following the attainment of the performance goals, time based restrictions, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or RSUs.

A participant has no voting rights with respect to any RSUs granted.  The Company may provide for dividend equivalents to be credited with respect to any RSUs granted.

In the event of death or disability, or for retirement eligible employees in all cases other than termination for cause, RSU vesting is accelerated on a pro-rata basis.  In the event of a change in control, all RSUs vest.

Performance Units

The Company has outstanding Performance Units under the Incentive Plan.  In connection with the grant of Performance Units or performance shares, the Compensation Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the value or number of Performance Units paid to the participant.

The form and timing of payment of earned Performance Units and performance shares shall be determined by the Compensation Committee.  The Compensation Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units at the close of the performance period.  Any shares may be granted subject to restrictions deemed appropriate by the Compensation Committee.

In the event of death or disability, or for retirement eligible employees in all cases other than termination for cause, Performance Unit vesting is accelerated on a pro-rata basis.  In the event of a change in control, all Performance Units vest.

CIC Program

The CIC Program provides benefits to participants in the event that their employment is terminated within a specified period following a change in control.   In the event of a change in control, under the CIC Program, the benefits for participants are:

•                  A lump sum payment of the sum of salary and target annual bonus times the applicable multiplier (3x for the NEOs, other than Mr. Coors).

•                  A pro rata annual bonus covering the performance year in which the employee is terminated due to CIC.

•                  For executives participating in a U.S. health plan, the ability to continue health coverage under COBRA at the same cost sharing level as active employees.

•                  Up to 12 months of outplacement services, and

•                  Accelerated vesting of stock options, restricted stock, RSUs, and other stock based awards, with awards remaining exercisable until the earlier of one year after termination of employment or the expiration of the term of the award.

Under the CIC Program, “cause” will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct, or willful failure to perform duties. “Good reason” for a participant will arise following a change in control if the Company fails to pay the participant as promised, materially reduces or modifies the participant’s position, responsibilities or authority, or requires relocation outside a 50 mile radius of the participant’s location of employment. For purposes of the CIC Program, a change in control will occur if an individual or group acquires voting stock of the Company sufficient to have more voting power than the Voting Trust established under the Class A Common Stock Voting Trust Agreement, there is an unwelcome change in the majority of the Board or a merger or other business combination occurs and the Voting Trust no longer holds more than 50 percent of the voting power. The CIC Program supersedes change in control provisions in individual employment agreements. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs. Mr. Coors does not participate in the CIC Program.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to ensure desired stability of the Board and to secure the Company’s ongoing ability to attract high caliber individuals to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company, the skill level required of members of the Board, as well as the compensation of directors at our peer companies.  As with executive officers, we have a minimum share ownership requirement for Directors.

All Directors are reimbursed for any expenses incurred while attending Board or committee meetings and in connection with other Company business. In situations where spouses are invited to attend, these expenses are reimbursed as well. The Compensation Committee, with assistance from Pay Governance, the Compensation Committee’s Compensation Consultant, reviews and makes recommendations to the Board annually with respect to the form and amount of Director compensation.

For 2010, non-employee directors received an annual cash retainer of $100,000 and an annual equity grant of $100,000.  The Chairman and Vice Chairman are entitled to an additional fee of $75,000.  Additionally, the chairmen of the Audit Committee, Compensation Committee and Finance Committee receive additional cash retainers as follows:  (i) Audit - $15,000; (ii) Compensation - $8,000; and (iii) Finance - $5,000.

As employee members of the Board, Mr. Swinburn and Mr. Coors receive no additional compensation for their services as Board member and Chairman of the Board. All compensation provided by the Company to Mr. Swinburn and Mr. Coors is reported in the Summary Compensation Table.

In 2006, the Board adopted a Directors Stock Plan. Under the terms of this plan, non-employee Directors may elect to receive 50% or 100% of their annual retainer in the form of either (i) shares of Company common stock, or (ii) deferred stock units (DSUs), with the balance, in each case, being paid in cash. DSUs represent the right to receive shares of Company common stock when the Director’s service on the Board terminates.

The table below summarizes the compensation paid by the Company to Directors for the fiscal year ended December 25, 2010.

DIRECTOR COMPENSATION FOR 2010

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($)
Francesco Bellini	100,000	100,041	200,041
Rosalind Gates Brewer	100,000	100,041	200,041
John Cleghorn	107,500	100,041	207,541
Christien Coors Ficeli(1)	57,692	100,041	157,733
Brian Goldner(1)	11,957	54,197	66,154
Charles Herington	100,000	100,041	200,041
Franklin Hobbs	105,000	100,041	205,041
Andrew Molson(2)	175,000	100,041	275,041
Geoffrey Molson	100,000	100,041	200,041
Iain J.G. Napier	107,500	100,041	207,541
David O’Brien	100,000	100,041	200,041
Melissa Coors Osborn(1)	42,308	—	42,308
H. Sanford Riley	108,000	100,041	208,041

(1)          Ms. Coors Ficeli was elected to the Board on June 2, 2010.  Mr. Goldner was elected to the Board on November 18, 2010.  Ms. Coors Osborn’s term as a director ended on June 2, 2010.

(2)          Vice Chairman

Fees Earned or paid in Cash (Column (b))

Each non-employee director receives an annual retainer of $100,000.  In addition, Messrs. Hobbs, Cleghorn, Napier and Riley receive additional fees as committee chairmen. Mr. Cleghorn was chairman of the Audit Committee for a portion of 2010.  Messrs. Bellini, Cleghorn, Goldner, Hobbs, O’Brien and Riley deferred 100% of their cash retainers.  Ms. Brewer and Mr. Herington deferred 50% of their cash retainers.

Stock Awards (Column (c))

On August 5, 2010, each Director, other than Mr. Goldner, received an annual equity grant of 2,406 RSUs with a grant date fair value of $41.58 per share and an overall grant value of $100,041.48.  Shares cliff vest on June 3, 2013 or upon retirement of the Director from the Board, whichever comes first. On December 3, 2010, Mr. Goldner received an equity grant of 1,098 RSUs with a grant date fair value of $49.36 per share and an overall grant value of $54,197.28, on December 3, 2010.  Shares cliff vest on December, 2013 or upon retirement of the Director from the Board, whichever comes first.  The grant date fair value is calculated in accordance with FASB Topic 718.  Upon vesting of RSUs, the Director is paid a cash amount equal to the dividends that would have been paid during the vesting period had each

RSU been an actual share of common stock.  Ms. Coors Osborn did not receive an equity grant because her term as a director ended on June 2, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2010 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee (or former officer or employee) of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

Pursuant to the requirements of the Dodd-Frank Act, the Company seeks a non-binding advisory vote from holders of Class A common stock and Class A exchangeable shares to approve the compensation of its NEOs as described in the Compensation Discussion and Analysis beginning on page 22 and the Executive Compensation section beginning on page 30. This proposal is also referred to as the say on pay vote.

2010 Performance

Company performance in 2010 was good.  We made progress in building our brands, innovating, reducing costs, strengthening our balance sheet and generating cash.  We introduced new brands and value-enhancing innovations in each of our businesses to drive the top line, exceeded all of our cost-reduction targets for the year, and used a portion of our free cash flow to fund our pensions and reduce balance sheet risk.  As a result, we achieved solid growth in pretax income and free cash flow, despite continued input cost inflation and weak industry volume.  Financial highlights include:

•                  Income from continuing operations, net of tax:  $668.1 million, -8.4% ($3.57 per diluted share)

•                  Underlying pretax income:  $794.4 million, +10.6%

•                  Underlying after-tax income:  $666.9 million, -5.7% ($3.56 per diluted share)

•                  Underlying free cash flow:  $924.3 million, +26.8%

•                  Net sales:  $3,254.4 million, +7.3%

Underlying pretax income, underlying after-tax income and underlying free cash flow differ from what is reported under GAAP.  See the “Investors” section of our website, www.molsoncoors.com, for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholder’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote FOR the advisory vote on executive compensation.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE

In addition to the advisory vote on executive compensation set forth in Proposal No. 3 above, the Dodd-Frank Act requires that stockholders have the opportunity to vote on how often they believe the advisory vote on executive compensation should be held in the future.

The Board believes that holding an advisory vote on executive compensation every 3 years is the most appropriate policy for our stockholders and the Company at this time.  The Company’s long-term incentive compensation programs generally have 3 year performance periods.  As such, an advisory vote on executive compensation every 3 years enables stockholders to include the Company’s performance against these performance periods in analyzing the Company’s pay practices.

While the Board recommends that stockholders vote to hold the say on pay vote every 3 years, the voting options are to hold the say on pay vote every year, every 2 or every 3 years. Stockholders may also abstain from voting on this proposal.

Because your vote is advisory, it will not be binding upon the Board. However, the Board values the opinion expressed by stock holders and will consider the outcome of the vote when determining the frequency of the say on pay vote.  While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation.

The Board of Directors recommends a vote for holding the say on pay vote EVERY 3 YEARS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Molson Coors’ executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file with the SEC, reports of ownership and changes in ownership in their holdings of Molson Coors stock. Copies of these reports also must be furnished to Molson Coors. Based on an examination of these reports and on written representations provided to Molson Coors, all such reports have been timely filed with the following exceptions:

Form 4 for Krishnan Anand, filed on March 5, 2010, to report RSUs issued to Mr. Anand on January 2, 2010, in connection with his employment with the Company.

Form 5 for Peter Coors, filed on February 2, 2010, to report Mr. Coors’ surrender of shares to the Company to satisfy tax liabilities on the issuance of RSUs which vested on May 15, 2009.

Form 4 for Geoffrey Molson, filed on May 14, 2010, to report Mr. Molson’s surrender of shares to the Company to satisfy tax liabilities on the issuance of RSUs which vested immediately on January 4, 2010, upon Mr. Molson’s voluntary termination of employment.

QUESTIONS AND ANSWERS ABOUT COMMUNICATING WITH THE BOARD, STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS

1.     How do I communicate with the Board?

Stockholders may communicate directly with the Chairman of the Board, Chairman of the Audit Committee, the independent Directors as a group or the non-employee Directors as a group by writing to those individuals or the group at the following address: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202. Correspondence received by the Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board.

2.     How do I submit a proposal for action at the 2012 Annual Meeting of Stockholders?

To be eligible for inclusion in Molson Coors’ proxy statement for the 2012 annual meeting of stockholders pursuant to SEC rule 14a-8, stockholder proposals must have been received by Molson Coors by December 16, 2011.

For proposals not intended to be included in the proxy statement or nominations of persons to stand for election to the Board, the bylaws require that such stockholder must be entitled to vote at the annual meeting and must have given timely notice of the stockholder proposal in writing to the Corporate Secretary of Molson Coors, and such business must be a proper matter for action by holders of the class of stock held by such stockholder. To be timely for the 2012 annual meeting of stockholders, a stockholder’s notice shall have been delivered to the Corporate Secretary at the principal executive offices of Molson Coors no earlier than January 26, 2012 and no later than February 25, 2012 and must include the information required by Section 1.9.2 of our bylaws.

3.     Where can I get copies of the Company’s corporate governance documents?

Our current Corporate Governance Guidelines, Code of Business Conduct, certificate of incorporation, bylaws and written charters for the Audit, Nominating, Compensation and Finance Committees are posted on our website at

www.molsoncoors.com.  Stockholders may also request a free copy of these documents from: Molson Coors Brewing Company, c/o Shareholder Services, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

4.     Where can I get a copy of the Company’s Annual Report on Form 10-K?

You can request to receive a copy of our Form 10-K at no charge. You should send your written requests to our Corporate Secretary at 1225 17th Street, Suite 3200, Denver, Colorado 80202. The exhibits to the Form 10-K are available upon payment of charges that approximate our cost of reproduction.

You can also obtain copies of the Form 10-K and exhibits, as well as other filings we make with the SEC, on our website at www.molsoncoors.com or on the SEC’s website at www.sec.gov.

5.     What is householding?

The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials and set of proxy materials to an address shared by 2 or more of our stockholders.  This delivery method, referred to as “householding,” can result in significant cost savings for us.  As a result, stockholders who share the same address and hold some or all of their shares of common stock through a broker, bank or other nominee may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders at that address. Certain brokers, banks and other nominees have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings should contact their broker, bank or other nominee for more information, and stockholders of record should submit their request by contacting Broadridge, Householding Department, 51Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.

The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.  A stockholder preferring to receive his/her own set of the Notice of Internet Availability of Proxy Materials and/or proxy materials now or in the future, should contact Broadridge, Householding Department, 51Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061. However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year’s Annual Meeting should follow the instructions included in the Notice of Internet Availability that was sent to the stockholder.

OTHER BUSINESS

As of the date of this proxy statement, Molson Coors received no proposal, nomination for director or other business submitted in accordance with its bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this proxy statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of the Board of Directors,

/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer and Corporate Secretary

April 14, 2011

APPENDIX A

MOLSON COORS BREWING COMPANY

INDEPENDENCE STANDARDS

A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that:

a.     a director is, or has been within the last 3 years, an employee of the Company, or an immediate family member is, or has been within the last 3 years, an executive officer, of the Company;

b.     a director has received or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service;

c.     a director (i) is or has an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was or has an immediate family member who was within the last 3 years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

d.     a director is or has an immediate family member who is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

e.     a director is currently employed, or a director’s immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or 2 percent of that entity’s consolidated gross revenues; or

f.      a director, or a director’s immediate family serves as an officer, director or trustee of a charitable organization, where the Company’s discretionary contributions are in an amount that exceeds the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues.

For purposes of this Appendix A, “immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home; and “Company” includes any subsidiary in the consolidated group with the Company.

M34715-Z55328-Z55329 You are receiving this communication because you hold shares in Molson Coors Brewing Company and/or Molson Coors Canada Inc. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. MOLSON COORS BREWING COMPANY *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 25, 2011. MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 Meeting Information Meeting Type: Annual For holders as of: March 28, 2011 Date: May 25, 2011 Time: 11:00 a.m. Local Time Location: See the reverse side of this notice to obtain proxy materials and voting instructions. Molson Coors Brewing Company Montréal Brewery 1670 Notre Dame Street East Montréal, Québec Canada HZL 2R4

M34716-Z55328-Z55329 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 11, 2011 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K Proxy Materials Available to VIEW or RECEIVE: . XXXX XXXX XXXX . XXXX XXXX XXXX

M34717-Z55328-Z55329 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors. 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed, "FOR" Proposals 2 and 3, and every 3 years for Proposal 4. 01) Francesco Bellini 02) Rosalind G. Brewer 03) Peter H. Coors 04) Christien Coors Ficeli 05) Brian D. Goldner 06) Franklin W. Hobbs 07) Andrew T. Molson 08) Geoffrey E. Molson 09) Iain J.G. Napier 10) H. Sanford Riley 11) Peter Swinburn 3. Approve, on an advisory basis, the compensation of the Company's named executive officers. 4. Approve, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company's named executive officers. In their discretion, the proxies named herein (or either of them) are authorized to vote upon such other business as may properly come before the meeting. SPECIAL VOTING INSTRUCTIONS For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. In order for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 25, 2011, all the voting rights related to the Class A Exchangeable Shares of Molson Coors Canada Inc. held of record by the stockholder at the close of business on March 28, 2011, Broadridge (as agent for CIBC) must receive the stockholder's voting instructions via telephone, the Internet or mail, no later than 11:59 p.m. EDT on May 22, 2011 (the cut-off date). Voting Items for Holders of Class A Common Stock or Class A Exchangeable Shares

The Board of Directors recommends a vote "FOR" each of the director nominees listed. 01) John E. Cleghorn 02) Charles M. Herington 03) David P. O'Brien 1. Election of Directors Nominees: SPECIAL VOTING INSTRUCTIONS For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. In order for CIBC Mellon Trust Company, as Trustee (CIBC), to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 25, 2011, all the voting rights related to the Class B Exchangeable Shares of Molson Coors Canada Inc. held of record by the stockholder at the close of business on March 28, 2011, Broadridge (as agent for CIBC) must receive the stockholder's voting instructions via telephone, the Internet or mail, no later than 11:59 p.m. EDT on May 22, 2011 (the cut-off date). SPECIAL VOTING INSTRUCTIONS For Holders of Class B Common Share Equivalents Held in MillerCoors Retirement Plans In order for Fidelity Management Trust Company (Fidelity), as trustee of the MillerCoors LLC Savings and Investment Plan (the Plan), to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 25, 2011, all the voting rights related to the Class B Common Stock of Molson Coors Brewing Company, attributed to participants in the Plan at the close of business on March 28, 2011, Broadridge (as agent for Fidelity), must receive the stockholder's voting instructions via telephone, the Internet or mail, no later than 5:00 pm EDT on May 19, 2011 (the cut-off date). Voting Items for Holders of Class B Common Stock or Class B Exchangeable Shares M34718-Z55328-Z55329 In their discretion, the proxies named herein (or either of them) are authorized to vote upon such other business as may properly come before the meeting.

M34719-Z55328-Z55329

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MOLSON COORS BREWING COMPANY M34697-Z55330 MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except 0 0 0 Yes No 01) Francesco Bellini 02) Rosalind G. Brewer 03) Peter H. Coors 04) Christien Coors Ficeli 05) Brian D. Goldner 06) Franklin W. Hobbs 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). 0 0 0 0 0 0 0 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain For Against Abstain The Board of Directors recommends a vote "FOR" each of the director nominees listed, "FOR" Proposals 2 and 3 and every 3 years for Proposal 4. 07) Andrew T. Molson 08) Geoffrey E. Molson 09) Iain J.G. Napier 10) H. Sanford Riley 11) Peter Swinburn VOTE ON PROPOSALS: 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors. 4. Approve, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company's named executive officers. 3. Approve, on an advisory basis, the compensation of the Company's named executive officers. Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. In their discretion, the proxies named herein (or either of them) are authorized to vote upon such other business as may properly come before the meeting. VOTE ON DIRECTORS:

Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M34698-Z55330 MOLSON COORS BREWING COMPANY PROXY / VOTING INSTRUCTIONS FOR Holders of Class A Common Stock of Molson Coors Brewing Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on May 25, 2011 Cut-off Date For Holders of Class A Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on May 25, 2011 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on May 24, 2011. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 22, 2011. MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the annual meeting of stockholders to be held on May 25, 2011, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on March 28, 2011, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 25, 2011, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 28, 2011, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND FOR HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MOLSON COORS BREWING COMPANY M34699-Z55330 MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except 0 0 0 Yes No VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). 0 0 0 Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. VOTE ON DIRECTORS: 01) John E. Cleghorn 02) Charles M. Herington 03) David P. O'Brien 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed. In their discretion, the proxies named herein (or either of them) are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M34700-Z55330 MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the annual meeting of stockholders to be held on May 25, 2011, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on March 28, 2011, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 25, 2011, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 28, 2011, in accordance with the individual's voting instructions. Participants in the MillerCoors LLC Savings & Investment Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 25, 2011, all the voting rights related to the shares of Molson Coors Brewing Company attributed to the individuals at the close of business on March 28, 2011, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE PROXY/VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION. MOLSON COORS BREWING COMPANY PROXY / VOTING INSTRUCTIONS FOR Holders of Class B Common Stock of Molson Coors Brewing Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the MillerCoors LLC Savings & Investment Plan For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on May 25, 2011 Cut-off Date For Holders of Class B Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on May 25, 2011 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on May 24, 2011. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 22, 2011. Cut-off Date For Participants in the MillerCoors LLC Savings & Investment Plan Voting instructions from participants in the MillerCoors LLC Savings & Investment Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 19, 2011.